As filed with the Securities and Exchange Commission on March 12, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Exterran Corporation*

* And each of the additional registrants listed on the next page

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1531	47-3282259
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4444 Brittmoore Road

Houston, Texas 77041

(281) 836-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Valerie L. Banner

Vice President, General Counsel & Corporate Secretary

Exterran Corporation

4444 Brittmoore Road

Houston, Texas 77041

(281) 836-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Keith M. Townsend

Zachary L. Cochran

King & Spalding LLP

1180 Peachtree Street, NE

Atlanta, Georgia 30309

(404) 572-4600

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
8.125% Senior Notes due 2025	$375,000,000	100%	$375,000,000	$46,687.50
Guarantees(2)	—	—	—	—

(1)	The proposed maximum offering price is estimated solely for purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(f)(2).
(2)	Pursuant to Rule 457(n), no registration fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

	State of Incorporation / Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.
Exterran Energy Solutions, L.P.	Delaware	1531	75-2344249
EES Finance Corp.	Delaware	1531	not applied for (1)

(1)	Does not have any employees

The address for each additional registrant is 4444 Brittmoore Road Houston, Texas 77041.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated March 12, 2018

$375,000,000

Offer to Exchange

8.125% Senior Notes due 2025

and the guarantees thereof,

which have been registered under the Securities Act of 1933,

for any and all outstanding

8.125% Senior Notes due 2025,

and the guarantees thereof,

which have not been registered under the Securities Act of 1933, of

Exterran Energy Solutions, L.P.

EES Finance Corp.

•	We will exchange all original notes that are validly tendered and not withdrawn before the end of the exchange offer for an equal principal amount of new notes that we have registered under the Securities Act of 1933.

•	This exchange offer expires at one minute after 11:59 p.m., New York City time, on , 2018, unless extended.

•	No public market exists for the original notes or the new notes. We do not intend to list the new notes on any securities exchange or to seek approval for quotation through any automated quotation system.

See “Risk Factors” beginning on page 9 for a discussion of the risks that holders should consider prior to making a decision to exchange original notes for new notes.

The new notes will be unsecured senior obligations and will rank equally with all other unsecured senior indebtedness of the Issuers. The new notes will be fully and unconditionally guaranteed jointly and severally on an unsecured senior basis by our parent company, Exterran Corporation, and certain of its existing and future restricted subsidiaries that guarantee or otherwise incur certain other indebtedness of either Issuer or any guarantor of the new notes in excess of $5.0 million. The new notes and the guarantees will be effectively junior to our secured obligations to the extent of the value of the collateral securing those obligations.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. A broker-dealer who acquired original notes as a result of market-making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the new notes.

The date of this prospectus is                     , 2018

We have not authorized anyone else to provide you any information other than the information contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the initial purchasers. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. We are only offering these securities in jurisdictions where the offer and sale is permitted. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information herein is correct as of any time after the date hereof or that there has not been a change in our affairs since the date hereof.

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SUMMARY

This summary highlights selected information from this prospectus. The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider prior to making a decision to exchange original notes for new notes. You should read the entire prospectus carefully, including the “Risk Factors” section beginning on page 9 of this prospectus, and the additional documents to which we refer you.

Exterran Energy Solutions, L.P., or “EESLP,” is a Delaware limited partnership and an indirect wholly owned subsidiary of Exterran Corporation. EES Finance Corp., or “Finance Corp.,” is a Delaware corporation and a direct wholly owned subsidiary of EESLP formed to serve as a co-issuer of certain of EESLP’s debt securities. EESLP and Finance Corp. will co-issue the notes, and we refer to them as the “Issuers.” Unless otherwise indicated or the context otherwise requires, all references to “Guarantors” refer to Exterran Corporation (prior to its release or discharge as a guarantor of the notes) and each of the Subsidiary Guarantors from time to time under the indenture, dated April 4, 2017, which we refer to as the “Indenture,” among the Issuers, the Parent, the Subsidiary Guarantors party thereto from time to time and Wells Fargo Bank, National Association, as trustee. References to “we,” “us” and “our” refer to Exterran Corporation and its consolidated subsidiaries, including the Issuers. References to the “notes” are references to the outstanding 8.125% Senior Notes due 2025 and the exchange 8.125% Senior Notes due 2025 offered hereby, collectively. Definitions for certain other capitalized terms may be found under “Description of Notes — Certain Definitions” appearing below.

Our Company

We are a global systems and process company offering solutions in the oil, gas, water and power markets. We are a market leader in natural gas processing and treatment and compression products and services, providing critical midstream infrastructure solutions to customers throughout the world. Outside the United States, we are a leading provider of full-service natural gas contract compression, and a supplier of aftermarket parts and services. Our manufacturing facilities are located in the United States, Singapore and the United Arab Emirates.

We provide our products and services to a global customer base consisting of companies engaged in all aspects of the oil and natural gas industry, including large integrated oil and natural gas companies, national oil and natural gas companies, independent oil and natural gas producers and oil and natural gas processors, gatherers and pipeline operators. We operate in three primary business lines: contract operations, aftermarket services and product sales. The nature and inherent interactions between and among our business lines provide us with opportunities to cross-sell or offer integrated product and service solutions to our customers.

Exterran Corporation was organized as a Delaware corporation in March 2015. EESLP was organized as a Delaware limited partnership in 2000. Finance Corp. was organized as a Delaware corporation in 2015. Our principal executive offices are located at 4444 Brittmoore Road Houston, Texas 77041, telephone (281) 836-7000. We also provide information through our Internet website located at http://www.exterran.com. Information presented on or accessed through our website is not a part of, and is not deemed incorporated by reference into, this prospectus.

The Exchange Offer

The Exchange Offer	We are offering to exchange up to $375,000,000 aggregate principal amount of our new 8.125% Senior Notes due 2025 (the “new notes”) for up to $375,000,000 aggregate principal amount of our original 8.125% Senior Notes due 2025 (the “original notes”), which are currently outstanding. Original notes may only be exchanged in a minimum principal amount of $2,000 and $1,000 principal increments above such minimum. In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged.

Resales Without Further Registration	Based on interpretations by the staff of the Securities and Exchange Commission (the “SEC”) in several no action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended (the “Securities Act”), provided that:

•	you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution of the new notes issued to you in the exchange offer in violation of the provisions of the Securities Act; and

•	you are not our “affiliate,” as defined under Rule 405 of the Securities Act.

Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

The letter of transmittal states that, by so acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See “Plan of Distribution.”

Expiration Date	One minute after 11:59 p.m., New York City time, on , 2018, unless we extend the exchange offer.

Accrued Interest on the New Notes and Original Notes	The new notes will bear interest from November 1, 2017 or the last interest payment date on which interest was paid on the original notes surrendered in exchange therefor. Holders of original notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such original notes accrued to the issue date of the new notes.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions that we may waive. See “The Exchange Offer — Conditions.”

Procedures for Tendering Original Notes	Each holder of original notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; or if the original notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent’s message to the exchange agent at the address listed in this prospectus. You must mail or otherwise deliver the required documentation together with the original notes to the exchange agent.

Special Procedures for Beneficial Holders	If you beneficially own original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact such registered holder promptly and instruct them to tender on your behalf. If you wish to tender on your own behalf, you must either arrange to have your original notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Withdrawal Rights	You may withdraw your tender of original notes at any time prior to one minute after 11:59 p.m., New York City time, on the date the exchange offer expires.

Failure to Exchange Will Affect You Adversely	If you are eligible to participate in the exchange offer and you do not tender your original notes, you will not have further exchange or registration rights and your original notes will continue to be subject to restrictions on transfer under the Securities Act. Accordingly, the liquidity of the original notes will be adversely affected.

Material U.S. Federal Income Tax Consequences	Your participation in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Accordingly, you will not recognize any taxable gain or loss as a result of the exchange. See “Material U.S. Federal Income Tax Consequences of the Exchange Offer.”

Exchange Agent	Wells Fargo Bank, National Association is serving as exchange agent in connection with the Exchange Offer. The address and telephone and facsimile numbers of the exchange agent are listed under the heading “The Exchange Offer — Exchange Agent.”

Use of Proceeds	We will not receive any proceeds from the exchange offer. See “Use of Proceeds.”

Summary of Description of New Notes

The exchange offer constitutes an offer to exchange up to $375,000,000 aggregate principal amount of the new notes for up to an equal aggregate principal amount of the original notes. The new notes will be obligations of the Issuers evidencing the same indebtedness as the original notes, and will be entitled to the benefits of the Indenture. The form and terms of the new notes are substantially the same as the form and terms of the original notes except that the new notes have been registered under the Securities Act. See “Description of Notes.” Certain capitalized terms used under this caption “Summary of Description of New Notes” are defined under “Description of Notes — Certain Definitions.”

Issuers	Exterran Energy Solutions, L.P. and EES Finance Corp.

Securities	$375.0 million aggregate principal amount of 8.125% Senior Notes due 2025.

Maturity Date	May 1, 2025.

Interest Rate	8.125% per year (calculated using a 360-day year)

Interest Payment Dates	May 1 and November 1, commencing on May 1, 2018 or, if the exchange offer is not completed prior to May 1, 2018, commencing on November 1, 2018. Interest will accrue from November 1, 2017, or the date it was most recently paid on the original notes.

Guarantees	The new notes will initially be guaranteed by Exterran Corporation, which indirectly wholly owns the Issuers. In addition, in the future, the new notes will be guaranteed on a senior unsecured basis by any Restricted Subsidiary of Exterran Corporation (other than Finance Corp. or any Foreign Subsidiary) that is not already a Subsidiary Guarantor that guarantees or otherwise incurs any other Indebtedness of either Issuer or any Guarantor in excess of $5.0 million under a Credit Facility. See “Description of Notes — Certain Covenants — Additional Guarantees.”

Ranking	The new notes and the guarantees will be the Issuers’ and the Guarantors’ seniors unsecured obligations and will be:

•	equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness and senior guarantees;

•	senior in right of payment to all of the Issuers’ and the Guarantors’ future indebtedness and guarantees that are, by their terms, expressly subordinated in right of payment to the new notes or the guarantees, as applicable;

•	effectively junior in right of payment to all of the Issuers’ and the Guarantors’ existing and future secured indebtedness and secured guarantees (including obligations under our credit facility), to the extent of the value of the assets securing such indebtedness or guarantees; and

•	structurally junior in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of each of Exterran Corporation’s subsidiaries (other than the Issuers) that is not a guarantor of the new notes.

As of December 31, 2017, we had total Senior Debt of approximately $375.7 million, consisting principally of the notes.

Optional Redemption	The Issuers may, at their option, redeem some or all of the notes at any time on or after May 1, 2020, at the redemption prices listed under “Description of Notes — Optional Redemption.”

Prior to such time, the Issuers may redeem the notes at a price equal to 100% of the principal amount thereof, plus the “make-whole premium” and accrued and unpaid interest to, but not including, the redemption date as described herein.

In addition, the Issuers may redeem up to 35% of the notes before May 1, 2020, with an amount of cash not greater than the net cash proceeds from certain equity offerings at the redemption price described under “Description of Notes — Optional Redemption.”

See “Description of Notes — Optional Redemption.”

Change of Control	If EESLP or Exterran Corporation experiences certain kinds of changes of control, each holder of notes may require EESLP to repurchase all or a portion of such holder’s notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest, if any, to, but not including the date of repurchase. See “Description of Notes — Repurchase at the Option of Holders — Change of Control.”

Asset Sales	If we sell certain assets and do not repay certain debt or reinvest the proceeds of such sales within certain time periods, EESLP must offer to repurchase the notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. For more details, see “Description of Notes — Repurchase at the Option of Holders — Asset Sales.”

Certain Covenants	The Indenture, among other things, limits the ability of Exterran Corporation and its Restricted Subsidiaries to:

•	incur additional debt or issue preferred stock;

•	pay dividends or distributions or repurchase equity or subordinated debt;

•	make unscheduled principal payments on subordinated indebtedness;

•	create liens or other encumbrances;

•	make investments, loans or other guarantees;

•	sell or otherwise dispose of a portion of our assets;

•	engage in transactions with affiliates; and

•	make acquisitions or merge or consolidate with another entity.

These covenants are subject to a number of important exceptions and adjustments, and Exterran Corporation and its Restricted Subsidiaries will have the ability to incur substantial amounts of additional secured and unsecured indebtedness notwithstanding these covenants.

In addition, many of the covenants contained in the Indenture terminate before the notes mature if the notes are rated investment grade by either of S&P Global Ratings, or S&P, or Moody’s Investors Service, Inc., or Moody’s, and no default has occurred and is continuing. See “Description of Notes — Certain Covenants — Covenant Termination.”

Freely Transferable	The new notes will be freely transferable under the Securities Act by holders who are not restricted holders. Restricted holders are restricted from transferring the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. The new notes will be identical in all material respects (including interest rate, maturity and restrictive covenants) to the original notes, with the exception that the new notes will be registered under the Securities Act and will not be subject to the payment of additional interest. See “The Exchange Offer — Terms of the Exchange Offer.”

Registration Rights	The holders of the original notes currently are entitled to certain registration rights pursuant to the registration rights agreement entered into on the issue date of the original notes by and among the Issuers, the Guarantors and the initial purchasers named therein, including the right to cause us to register the original notes for resale under the Securities Act if the exchange offer is not consummated prior to May 9, 2018. However, pursuant to the registration rights agreement, such registration rights will expire upon consummation of the exchange offer. Accordingly, holders of original notes who do not exchange their original notes for new notes in the exchange offer will not be able to reoffer, resell or otherwise dispose of their original notes unless such original notes are subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.

Absence of a Public Market	The new notes will be a new issue for which there will not initially be a market. We do not intend to list the new notes on any national securities exchange or automated dealer quotation system. Accordingly, we cannot assure you as to the development or liquidity of any market for the new notes.

Risk Factors	You should carefully consider the information under “Risk Factors” beginning on page 9 of this prospectus and all other information included or incorporated by reference in this prospectus prior to making a decision to exchange original notes for new notes.

For additional information regarding the notes, see the “Description of Notes” section of this prospectus.

RISK FACTORS

An investment in the new notes offered hereby is subject to various risks, including risks and uncertainties inherent in our business. Any of the individual risks described below, or any number of the risks occurring simultaneously, could have a material adverse effect on our combined financial statements, business or results of operation. You should carefully consider the following risk factors before you decide whether to participate in the exchange offer. We urge you to carefully read this prospectus and the documents incorporated by reference herein. You should review all of the risks attendant to being an investor in the new notes prior to making an investment decision. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act.

Risks Related to our Indebtedness, the Notes and the Exchange Offer

We have substantial debt and have the ability to incur additional debt. The principal and interest payment obligations of such debt may restrict our future operations and impair our ability to meet our obligations under the notes.

As of December 31, 2017, we had approximately $375.7 million of outstanding indebtedness (excluding unamortized deferred financing costs). In addition, the terms of our credit facility and the Indenture permit us to incur additional debt, including up to approximately $585.2 million that was undrawn and available under our credit facility on December 31, 2017, subject to our ability to meet certain borrowing conditions.

If the Issuers or a Guarantor incurs any additional indebtedness that ranks equally with the notes (or with the guarantees thereof), including additional unsecured indebtedness or trade payables, the holders of that indebtedness will be entitled to share ratably with holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the Issuers or such Guarantor. This may have the effect of reducing the amount of proceeds paid to holders of the notes in connection with such a distribution.

Our substantial debt may have important consequences to you. For instance, it could:

•	make it more difficult for us to satisfy our financial obligations, including those relating to the notes issued in this offering;

•	require us to dedicate a substantial portion of any cash flow from operations to the payment of interest and principal due under our debt, which will reduce funds available for other business purposes, including capital expenditures and acquisitions;

•	limit our flexibility in planning for, or reacting to, changes in our business;

•	increase our vulnerability to adverse changes in general economic and industry conditions;

•	place us at a competitive disadvantage compared with some of our competitors that may have less debt and better access to capital resources; and

•	limit our ability to obtain additional financing required to fund working capital and capital expenditures and for other general corporate purposes.

Our ability to satisfy our obligations and to reduce our total debt depends on our future operating performance and on economic, financial, competitive and other factors, many of which are beyond our control. Our business may not generate sufficient cash flow, and future financings may not be available to provide sufficient net proceeds, to meet these obligations or to successfully execute our business strategy.

The provisions of our debt agreements and the risks associated with our debt could adversely affect our business, financial condition and results of operations.

Our credit facility and the Indenture limit the incurrence of additional indebtedness unless specified tests or exceptions are met. In addition, our credit facility and the Indenture subject us to financial and/or other restrictive covenants. Under our credit facility, we must comply with certain financial covenants on a quarterly basis, including a minimum interest coverage ratio, and a maximum senior secured leverage ratio, as defined therein. Our credit facility and the Indenture impose a number of restrictions upon us, such as restrictions on granting liens on our assets, making investments, paying dividends or other distributions or repurchasing stock or subordinated indebtedness, selling assets and engaging in acquisitions. Failure by us to comply with these covenants could result in an event of default that, if not cured or waived, could have an adverse effect on us.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to sell assets, seek additional capital or seek to restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. Our credit facility and the Indenture restrict our ability to sell assets and use the proceeds from the sales. We may not be able to consummate those sales or to obtain the proceeds which we could realize from them and, even if we did consummate such sales, these proceeds may not be adequate to meet any debt service obligations then due.

To service our indebtedness, we will require a significant amount of cash. However, our ability to generate cash depends on many factors beyond our control. We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy the obligations under our indebtedness, which may not be successful.

Our ability to make payments on, and to refinance, our indebtedness, including the notes, and to fund planned capital expenditures, will depend on our ability to generate cash in the future which, in turn, is subject to general economic, financial, competitive, regulatory and other factors, many of which are beyond our control. Our earnings and cash flow may vary significantly from year to year due to the nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and other commitments. Any insufficiency could negatively impact our business.

Our business may not generate sufficient cash flow from operations, and we may not have available to us future borrowings in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. In these circumstances, we may be forced to reduce or delay planned investments and capital expenditures, or to sell assets, seek additional financing in the debt or equity markets, or refinance all or a portion of our indebtedness, including the notes, on or before maturity. We may not be able to refinance any of our indebtedness, including our credit facility and the notes, on commercially reasonable terms, or at all. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Without this financing, we could be forced to sell assets or secure additional financing to make up for any shortfall in our payment obligations under unfavorable circumstances. However, we may not be able to secure additional financing on terms favorable to us or at all, and, in addition, the terms of our credit facility and the Indenture limit or will limit our ability to sell assets and also restrict or will restrict the use of proceeds from such a sale. Moreover, substantially all of our assets have been pledged to secure repayment of our indebtedness under our credit facility. In addition, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations under the notes.

The notes and the guarantees will be unsecured obligations and will be effectively subordinated to all of the Issuers’ and the Guarantors’ existing and future secured indebtedness and secured guarantees to the extent of the value of the collateral securing such indebtedness or guarantees.

The notes and the guarantees will be general unsecured senior obligations ranking effectively junior to all of the Issuers’ and the Guarantors’ existing and future secured indebtedness (including all borrowings under the credit facility) and secured guarantees to the extent of the value of the collateral securing such indebtedness or guarantees. If either Issuer or a Guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, the holders of such Issuer’s secured indebtedness and secured guarantees or the secured indebtedness or secured guarantees of such Guarantor will be entitled to be paid in full from the proceeds of the assets, if any, securing such indebtedness before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably in any remaining proceeds with all holders of the Issuers’ unsecured indebtedness, including unsecured indebtedness incurred after the notes are issued that does not rank junior to the notes, including trade payables and all of the Issuers’ other general indebtedness, based on the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient funds to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

As of December 31, 2017, we will have had total Senior Debt of approximately $375.7 million, consisting principally of the notes.

The notes and the guarantees will be structurally subordinated to liabilities of any non-guarantor subsidiaries.

The notes will be initially guaranteed only by Exterran Corporation. The notes will be structurally subordinated to any indebtedness and other liabilities (including trade payables) of any of the Issuers’ or Exterran Corporation’s subsidiaries unless such subsidiaries guarantee the notes pursuant to the terms of the Indenture. The Indenture also permits the Issuers and Exterran Corporation to form or acquire additional subsidiaries that are not guarantors of the notes in certain circumstances. Holders of the notes will have no claim as a creditor against any non-guarantor subsidiaries. As a result, in the context of a bankruptcy, holders of the notes would likely receive less, ratably, than holders of indebtedness and other liabilities (including trade payables of such entities). As of December 31, 2017, all of the subsidiaries of Exterran Corporation (excluding the Issuers) had no outstanding Indebtedness (excluding intercompany Indebtedness and approximately $39.7 million of outstanding letters of credit) and accounted for approximately 61% of Exterran Corporation’s consolidated assets (excluding investment in affiliates and intercompany receivables) at such date and 40% of Exterran Corporation’s consolidated revenues (excluding revenue from affiliates) for the year then ended.

We cannot assure you that we will be able to maintain or improve our leverage position.

An element of our business strategy involves maintaining a disciplined approach to financial management. Although we will seek to maintain or improve our leverage position, our ability to maintain or reduce our level of indebtedness depends on a variety of factors, including future performance and our future debt financing needs. General economic conditions and financial, business and other factors will also affect our ability to maintain or improve our leverage position. Many of these factors are beyond our control.

Many of the covenants contained in the Indenture will be terminated if the notes are rated investment grade by either S&P or Moody’s and no default has occurred and is continuing.

Many of the covenants in the Indenture will be terminated if the notes are rated investment grade by either S&P or Moody’s, provided at such time no default or event of default has occurred and is continuing. These covenants include restrictions on our ability to pay dividends, to incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. See “Description of Notes — Certain Covenants — Covenant Termination.”

If we are unable to comply with the restrictions and covenants in the agreements governing the notes and our other indebtedness, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would affect our ability to make principal and interest payments on the notes.

Any default under the agreements governing our indebtedness that is not cured or waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal, premium, if any, and interest, or special interest, if any, on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest, or special interest, if any, on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the agreements governing our indebtedness (including covenants in our credit facility and the Indenture), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default:

•	the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under our credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

If we breach our covenants under our credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control or in connection with an offer to repurchase the notes as a result of an asset sale as required by the Indenture governing the notes.

If Exterran Corporation or EESLP experiences certain kinds of changes of control, EESLP may be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any. In addition, in connection with certain asset sales, EESLP will be required to offer to repurchase the notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any. EESLP may not be able to repurchase the notes upon a change of control or in connection with an offer to repurchase the notes as a result of an asset sale because EESLP may not have sufficient financial resources to purchase all of the notes that are tendered pursuant to any such offer. In addition, the terms of our credit facility or other outstanding indebtedness may prohibit EESLP from repurchasing notes upon a change of control or in connection with such offer. EESLP’s failure to repurchase the notes could cause a default under the Indenture and could lead to a cross default under our credit facility. Additionally, using cash to fund the potential consequences of a change of control or asset sale may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations. See “Description of Notes — Repurchase at the Option of Holders — Change of Control” and “Description of Notes — Repurchase at the Option of Holders — Asset Sales.”

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from Guarantors.

Federal bankruptcy and state fraudulent transfer laws permit a court to void all or a portion of the obligations of a Guarantor pursuant to its guarantee of the notes, or to subordinate any Guarantor’s obligations under such guarantee to claims of its other creditors, reducing or eliminating the noteholders’ ability to recover under such guarantee. Although laws differ among these jurisdictions, in general, under applicable fraudulent transfer or conveyance laws, a guarantee could be voided as a fraudulent transfer or conveyance if (i) the guarantee was incurred with the intent of hindering, delaying or defrauding creditors or (ii) the Guarantor received less than reasonably equivalent value or fair consideration in return for incurring the guarantee and either:

•	the Guarantor was insolvent or rendered insolvent by reason of the incurrence of the guarantee or subsequently became insolvent for other reasons;

•	the incurrence of the guarantee left the Guarantor with an unreasonably small amount of capital to carry on the business; or

•	the Guarantor intended to, or believed that it would, incur debts beyond its ability to pay such debts as they mature.

A court would likely find that a Guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the Guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a guarantee, you would no longer have a claim against the Guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining Guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the Guarantor. The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law of the applicable jurisdiction. Generally, a Guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they became due.

Each guarantee will contain a provision intended to limit the Guarantor’s liability under the guarantee to the maximum amount that the Guarantor could incur without causing the incurrence of obligations under its guarantee to be deemed a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law.

We may not be able to determine when a change of control has occurred.

The definition of change of control in the Indenture includes a phrase relating to the sale, lease or other disposition of “all or substantially all” of the assets of Exterran Corporation and its Restricted Subsidiaries. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require EESLP to repurchase your notes as a result of a sale, lease or transfer of less than all of our assets to another individual, group or entity may be uncertain.

We face risks related to rating agency downgrades.

We expect one or more rating agencies to rate the notes. If such rating agencies either assign the notes a rating lower than the rating expected by the investors or reduce the rating in the future, the market price of the notes may be adversely affected, raising capital may become more difficult and borrowing costs under our credit facility and other future borrowings may increase.

If you fail to exchange your original notes, you will face restrictions that will make the sale or transfer of your original notes more difficult.

If you do not exchange your original notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on your original notes. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from those requirements. To the extent other original notes are tendered and accepted in the exchange offer and you elect not to exchange your original notes, the trading market, if any, for your original notes would be adversely affected because your original notes will be less liquid than the new notes. See “The Exchange Offer — Consequences of Failure to Exchange.”

You must follow the exchange offer procedures carefully in order to receive the new notes.

If you do not follow the procedures described in this prospectus, you will not receive any new notes. If you want to tender your old notes in exchange for new notes, you will need to contact a DTC participant to complete the book-entry transfer procedures, or otherwise complete and transmit a letter of transmittal, in each case described under “The Exchange Offer,” prior to the expiration date, and you should allow sufficient time to ensure timely completion of these procedures to ensure delivery. No one is under any obligation to give you notification of defects or irregularities with respect to tenders of old notes for exchange. In addition, there are no guaranteed delivery procedures available to you in connection with this exchange offer. See “The Exchange Offer — Exchange Offer Procedures.”

Some holders that exchange their original notes may be required to comply with registration and prospectus delivery requirements in connection with the sale or transfer of their new notes.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If you are required to comply with the registration and prospectus delivery requirements, then you may face additional burdens on the transfer of your new notes and could incur liability for failure to comply with applicable requirements.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference herein) contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this prospectus (including the documents incorporated by reference herein) will not be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “estimate,” “project, “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “goal,” “target” or other similar words or phrases. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the risks discussed in the section captioned “Risk Factors” above and in the information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated herein by reference. Such factors may include:

•	conditions in the oil and natural gas industry, including a sustained imbalance in the level of supply or demand for oil or natural gas or a sustained low price of oil or natural gas, which could depress or reduce the demand or pricing for our natural gas compression and oil and natural gas production and processing equipment and services;

•	reduced profit margins or the loss of market share resulting from competition or the introduction of competing technologies by other companies;

•	economic or political conditions in the countries in which we do business, including civil developments such as uprisings, riots, terrorism, kidnappings, violence associated with drug cartels, legislative changes and the expropriation, confiscation or nationalization of property without fair compensation;

•	changes in currency exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation;

•	risks associated with our operations, such as equipment defects, equipment malfunctions and natural disasters;

•	the risk that counterparties will not perform their obligations under our financial instruments;

•	the financial condition of our customers;

•	our ability to timely and cost-effectively obtain components necessary to conduct our business;

•	employment and workforce factors, including our ability to hire, train and retain key employees;

•	our ability to implement our business and financial objectives, including:

•	winning profitable new business;

•	timely and cost-effective execution of projects;

•	enhancing our asset utilization, particularly with respect to our fleet of compressors;

•	integrating acquired businesses;

•	generating sufficient cash to satisfy our operating needs, existing capital commitments and other contractual cash obligations, including our debt obligations; and

•	accessing the financial markets at an acceptable cost;

•	our ability to accurately estimate our costs and time required under our fixed price contracts;

•	liability related to the use of our products and services;

•	changes in governmental safety, health, environmental or other regulations, which could require us to make significant expenditures;

•	the effectiveness of our internal control environment, including the identification of control deficiencies;

•	the results of governmental actions relating to current investigations;

•	the agreements related to our spin-off from Archrock, Inc. and the anticipated effects of restructuring our business; and

•	our level of indebtedness and ability to fund our business.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors.

THE EXCHANGE OFFER

Terms of the Exchange Offer

Purpose of the Exchange Offer

We sold $375,000,000 in principal amount of the original notes on April 4, 2017 in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers of the original notes subsequently resold the original notes in reliance on Rule 144A and Regulation S under the Securities Act.

In connection with the sale of original notes to the initial purchasers pursuant to a purchase agreement, dated March 30, 2017, among us and the initial purchasers named therein, the holders of the original notes became entitled to the benefits of a registration rights agreement dated April 4, 2017, among the Issuers, the guarantors named therein and the initial purchasers named therein (the “Registration Rights Agreement”).

The Registration Rights Agreement provides that, unless the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC, we:

•	will use our commercially reasonable efforts to file an exchange offer registration statement for the original notes with the SEC;

•	commence an exchange offer for the original notes promptly after the exchange offer registration statement for the new notes is declared effective by the SEC; and

•	use commercially reasonable efforts to complete the exchange offer for the original notes not later than 60 days after such effective date.

The exchange offer being made by this prospectus, if consummated within the required time periods, will satisfy our obligations under the Registration Rights Agreement.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all original notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding original notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

Based on no-action letters issued by the staff of the SEC to third parties, we believe that holders of the new notes issued in exchange for original notes may offer for resale, resell and otherwise transfer the new notes, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as (i) the new notes are acquired in the ordinary course of the holder’s business, (ii) the holder is not engaging in or intending to engage in a distribution of the new notes, and (iii) the holder has no arrangement or understanding with any person to participate in the distribution of the new notes. A broker-dealer that acquired original notes directly from us cannot exchange the original notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution” for additional information.

We will accept validly tendered original notes promptly following the expiration of the exchange offer by giving written notice of the acceptance of such new notes to the exchange agent. The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving the new notes from the issuer and delivering new notes to such holders.

If any tendered original notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under “The Exchange Offer — Conditions” without waiver by us, certificates for any such unaccepted original notes will be returned, without expense, to the tendering holder of any such original notes promptly after the expiration date or the termination of the exchange offer, as applicable.

Holders of original notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes, pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See “The Exchange Offer — Fees and Expenses.”

Shelf Registration Statement

Pursuant to the Registration Rights Agreement, we have agreed to file a shelf registration statement if:

•	the Issuers and the Guarantors determine that the exchange offer is not available or the exchange offer may not be completed because it would violated applicable law or applicable interpretations of the SEC staff;

•	the exchange offer is not for any other reason completed by the target registration date specified in the Registration Rights Agreement; or

•	any initial purchaser submits a written request representing that it holds registrable securities that are or were ineligible to be exchanged in the exchange offer.

A holder that sells original notes pursuant to the shelf registration statement generally must be named as a selling securityholder in the related prospectus and must deliver a prospectus to purchasers, because a seller will be subject to civil liability provisions under the Securities Act in connection with these sales. A seller of the original notes also will be bound by applicable provisions of the Registration Rights Agreement, including indemnification obligations. In addition, each holder of original notes must deliver information to be used in connection with the shelf registration statement in order to have its original notes included in the shelf registration statement.

We have agreed to use our commercially reasonable efforts to file a shelf registration statement with the SEC as promptly as practicable after we are required to do so under the Registration Rights Agreement and thereafter cause such shelf registration statement to be declared effective by the SEC. In addition, we agreed to use our commercially reasonable efforts to keep that shelf registration statement continually effective, supplemented and amended for a period of one year following the date the shelf registration statement is declared effective, or such shorter period which terminates when all notes covered by that shelf registration statement have been sold under it.

Additional Interest in Certain Circumstances

If any of the following, each a “registration default,” occurs:

•	the exchange offer is not completed on or before May 9, 2018; or

•	the shelf registration statement is required to be filed but is not filed or declared effective within the time periods required by the Registration Rights Agreement or is declared effective but thereafter ceases to be effective or usable (subject to certain exceptions), the interest rate borne by the notes as to which the registration default has occurred will be increased by 1.00% per annum upon the occurrence of a registration default. We refer to this increase in the interest rate on the notes as “liquidated damages.” Such interest is payable in addition to any other interest payable from time to time with respect to the notes in cash on each interest payment date to the holders of record for such interest payment date. After the cure of registration defaults, the accrual of liquidated damages will stop and the interest rate will revert to the original rate.

Under certain circumstances, we may delay the filing or the effectiveness of the exchange offer, registration statement or the shelf registration statement and shall not be required to maintain its effectiveness or amend or supplement it for two periods of up to 30 days each during any 12-month period. We will not be obligated to pay liquidated damages with respect to a registration default as a result of any such delay period.

The sole remedy available to the holders of the original notes will be the immediate increase in the interest rate on the original notes as described above. Any amounts of additional interest due as described above will be payable in cash on the same interest payment dates as the original notes.

Expiration Date; Extensions; Amendment

We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the original notes. The term “expiration date” means the expiration date set forth on the cover page of this prospectus, unless we extend the exchange offer, in which case the term “expiration date” means the latest date to which the exchange offer is extended.

In order to extend the expiration date, we will notify the exchange agent of any extension by written notice and will issue a public announcement of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Any such announcement will include the number and principal amount of original notes tendered for exchange as of such date.

We reserve the right:

•	to delay accepting any original notes and to extend the exchange offer or to terminate the exchange offer and not accept original notes not previously accepted if any of the conditions set forth under “The Exchange Offer — Conditions” shall have occurred and shall not have been waived by us, if permitted to be waived by us, by giving written notice of such delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the original notes. (We are required to extend the offering period for certain types of changes in the terms of the exchange offer, for example, a change in the consideration offered or percentage of original notes sought for tender.)

All conditions set forth under “The Exchange Offer — Conditions” must be satisfied or waived prior to the expiration date.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the original notes of such amendment. In the event of a material change in the exchange offer, including the waiver of a material condition by us, we will extend the exchange offer, if necessary, so that at least five business days remain prior to the expiration date following the notice of the material change.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise, or otherwise communicate any such announcement, other than by making a timely release to an appropriate news agency.

Exchange Offer Procedures

To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures on the letter of transmittal guaranteed if required by instruction 2 of the letter of transmittal, and mail or otherwise deliver the letter of transmittal or such facsimile or an agent’s message in connection with a book entry transfer, together with the original notes and any other required documents. To be validly tendered, such documents must reach the exchange agent before one minute after 11:59 p.m., New York City time, on the expiration date. Delivery of the original notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the original notes that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.

The tender by a holder of original notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

The method of delivery of original notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent before one minute after 11:59 p.m., New York City time, on the expiration date. No letter of transmittal or original notes should be sent to us.

Only a holder of original notes may tender original notes in the exchange offer. The term “holder” with respect to the exchange offer means any person in whose name original notes are registered or any other person who has obtained a properly completed bond power from the registered holder.

Any beneficial holder whose original notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such registered holder must, prior to completing and executing the letter of transmittal and delivering its original notes, either make appropriate arrangements to register ownership of the original notes in such holder’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal, must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act unless the original notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by an eligible guarantor institution.

If a letter of transmittal is signed by a person other than the registered holder of any original notes listed therein, such original notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the original notes on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the original notes.

If a letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority so to act must be submitted with such letter of transmittal.

All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered original notes will be determined by us in our reasonable discretion, which determination will be final and binding, provided, however, that such determination may be challenged in a court of competent jurisdiction. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, would be unlawful. We also reserve the absolute right to waive any irregularities or defects as to the original notes. If we waive any condition of the original notes for any note holder, we will waive such condition for all note holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties, provided, however, that such determination may be challenged in a court of competent jurisdiction. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. None of us, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor shall any of them incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of original notes without cost to such holder, unless otherwise provided in the relevant letter of transmittal, promptly following the expiration date.

In addition, we reserve the absolute right in our sole discretion to:

•	purchase or make offers for any original notes that remain outstanding subsequent to the expiration date or, as set forth under “The Exchange Offer — Conditions,” to terminate the exchange offer in accordance with the terms of the Registration Rights Agreement; and

•	to the extent permitted by applicable law, purchase original notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

By tendering, each holder will represent to us that, among other things:

•	such holder or other person is not our “affiliate,” as defined under Rule 405 of the Securities Act, or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder or other person;

•	neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such new notes in violation of the Securities Act; and

•	neither such holder nor such other person is engaged in or intends to engage in a distribution of the new notes.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the original notes at The Depository Trust Company (“DTC”) for the purpose of facilitating the exchange offer, and subject to the establishment of such accounts, any financial institution that is a participant in DTC’s system may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent’s account with respect to the original notes in accordance with DTC’s procedures for such transfer. Although delivery of the original notes may be effected through book-entry transfer into the exchange agent’s account at DTC, a letter of transmittal properly completed and duly executed with any required signature guarantee, or an agent’s message in lieu of a letter of transmittal, and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time prior to one minute after 11:59 p.m., New York City time, on the expiration date.

To withdraw a tender of original notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to one minute after 11:59 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the depositor, who is the person having deposited the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of such original notes or, in the case of original notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

•	be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the original notes register the transfer of such original notes into the name of the depositor withdrawing the tender; and

•	specify the name in which any such original notes are to be registered, if different from that of the depositor.

All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us in our reasonable discretion, and our determination shall be final and binding on all parties, provided, however, that such determination may be challenged in a court of competent jurisdiction. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to the original notes withdrawn unless the original notes so withdrawn are validly retendered. Any original notes which have been tendered but which are not accepted for exchange will be returned to its holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described above under “The Exchange Offer — Exchange Offer Procedures” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange, any new notes for any original notes, and may terminate or amend the exchange offer before the expiration date, if:

•	in the opinion of our counsel, the exchange offer or any part thereof contemplated herein violates any applicable law or interpretation of the staff of the SEC;

•	any action or proceeding shall have been instituted in any court or by any governmental agency which might materially impair out ability to proceed with the exchange offer or any material adverse development shall have occurred in any such action or proceeding with respect to us;

•	any governmental approval has not been obtained, which approval we shall deem necessary for the consummation of the exchange offer as contemplated hereby;

•	any cessation of trading on any securities exchange or any banking moratorium, shall have occurred as a result of which we are unable to proceed with the exchange offer; or

•	stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement or proceedings shall have been initiated for that purpose.

If any of the foregoing conditions exist, we may, in our reasonable discretion:

•	refuse to accept any original notes and return all tendered original notes to the tendering holders promptly following the expiration date or the termination of the exchange offer, as applicable;

•	extend the exchange offer and retain all original notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered such original notes to withdraw their tendered original notes; or

•	waive such condition, if permissible, with respect to the exchange offer and accept all properly tendered original notes which have not been withdrawn. If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer, if necessary, so that at least five business days remain prior to the expiration date following the date of such prospectus supplement.

Exchange Agent

We have appointed Wells Fargo Bank, National Association as exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the addresses or facsimile number set forth below. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent addressed as follows:

Registered or Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9300-070 P.O. Box 1517 Minneapolis, MN 55480	Air Courier Service: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9300-070 600 Fourth Street South, 7th Floor Minneapolis, MN 55479	By Facsimile Transmission: (612) 667-6282 Confirm by Telephone: 1-800-344-5128

Wells Fargo Bank, National Association is the trustee under the Indenture.

Fees and Expenses

We will pay the expenses of soliciting original notes for exchange. The principal solicitation is being made by e-mail. However, additional solicitations may be made by telephone, facsimile or in person by our officers and regular employees and our affiliates and by persons so engaged by the exchange agent.

We will pay Wells Fargo Bank, National Association as exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the trustee under the Indenture, filing fees, blue sky fees and printing and distribution expenses.

We will pay all transfer taxes, if any, applicable to the exchange of the original notes in connection with the exchange offer. If, however, certificates representing the new notes or the original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered, or if tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of the original notes in this exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder.

Accounting Treatment

The new notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us.

Consequences of Failure to Exchange

Holders of original notes who are eligible to participate in the exchange offer but who do not tender their original notes will not have any further registration rights, and their original notes will continue to be subject to restrictions on transfer of the original notes as described in the legend on the original notes as a consequence of the issuance of the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the original notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Regulatory Approvals

We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

Other

Participation in the exchange offer is voluntary and holders of original notes should carefully consider whether to accept the terms and conditions of this exchange offer. Holders of the original notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

Neither our affiliates nor the affiliates of the guarantors have any interest, direct or indirect, in the exchange offer.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations to register an exchange offer of the new notes for the original notes required by the Registration Rights Agreement entered into in connection with the offering of the original notes. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, we will receive the outstanding original notes in like principal amount, the terms of which are identical in all material respects to the terms of the new notes, except as otherwise described herein. The original notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. For purposes of calculating this ratio, (i) “earnings” consist of income (loss) before income taxes, plus fixed charges, amortization of capitalized interest and return of investments in non-consolidated affiliates, less equity in income of non-consolidated affiliates and capitalized interest, and (ii) “fixed charges” consist of interest expense (including amortization of deferred financing costs), capitalized interest and the interest portion of rental expense.

	Fiscal Years ended December 31,
	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	1.3	—(1)	8.3	58.1	42.8

(1)	The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2016. Additional earnings of $47.8 million would have been needed to have a one-to-one ratio of earnings to fixed charges.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility and Term Loan Facility

On July 10, 2015, Exterran Corporation and EESLP entered into a $750.0 million credit agreement with Wells Fargo Bank, National Association, as the administrative agent, and various financial institutions as lenders. On October 5, 2015, the parties amended and restated that credit agreement (as amended and restated and as subsequently amended, the “Credit Agreement”) to provide for a $925.0 million credit facility, consisting of a $680.0 million revolving credit facility and a $245.0 million term loan facility (collectively, the “Credit Facility”). The Credit Facility became available to EESLP, as borrower, on November 3, 2015 (the “Initial Availability Date”). On November 3, 2015, EESLP incurred approximately $300.0 million of indebtedness under the revolving credit facility and $245.0 million of indebtedness under the term loan facility. Pursuant to our separation and distribution agreement with Archrock and certain of our and Archrock’s affiliates, on November 3, 2015, EESLP transferred $532.6 million of net proceeds from borrowings under the Credit Facility to Archrock to allow it to repay a portion of its indebtedness in connection with our spin-off from Archrock, Inc. on November 3, 2015. In November 2016, EESLP repaid $12.3 million of borrowings outstanding under the term loan facility. In April 2017, EESLP paid the remaining principal amount of $232.8 million due under the term loan facility with proceeds from the issuance of the original notes.

EESLP’s obligations under the revolving credit facility are guaranteed by Exterran Corporation. In addition, EESLP’s obligations under the revolving credit facility are secured by (1) substantially all of the assets of EESLP, Exterran Corporation and Exterran Corporation’s Significant Domestic Subsidiaries (as defined in the Credit Agreement), including certain real property, and (2) all of the equity interests of the U.S. subsidiaries of Exterran Corporation (other than certain excluded subsidiaries (as defined in the Credit Agreement)) and 65% of the voting equity interests in certain first-tier foreign subsidiaries of Exterran Corporation.

EESLP has the ability to borrow in U.S. dollars or Euros under the Credit Facility and to request the issuance of letters of credit in an aggregate amount of up to $500 million. Subject to certain conditions, at our request and with the consent of the participating lenders, the total commitments under the revolving credit facility may be increased from time to time by an aggregate amount of up to $220 million.

As of December 31, 2017, we had $39.7 million in outstanding letters of credit under our revolving credit facility and, taking into account guarantees through letters of credit, we had undrawn capacity of $640.3 million under our revolving credit facility. The Credit Agreement limits our Total Debt to EBITDA ratio (as defined in the Credit Agreement) on the last day of the fiscal quarter to not greater than 4.50 to 1.0. As a result of this limitation, $585.2 million of the $640.3 million of undrawn capacity under our revolving credit facility was available for additional borrowings as of December 31, 2017.

Revolving borrowings under the Credit Facility bear interest at a rate equal to, at our option, either the Base Rate or LIBOR (or EURIBOR, in the case of Euro-denominated borrowings) plus the applicable margin. The applicable margin for revolving borrowings varies (i) in the case of LIBOR loans, from 1.50% to 2.75% and (ii) in the case of Base Rate loans, from 0.50% to 1.75%, and will be determined based on our total leverage ratio pricing grid. “Base Rate” means the highest of the prime rate, the federal funds effective rate plus 0.50% and one-month LIBOR plus 1.00%. The weighted average annual interest rate on outstanding borrowings under the revolving credit facility at December 31, 2016 was 5.0%.

The Credit Agreement contains various covenants with which Exterran Corporation, EESLP and their respective restricted subsidiaries must comply, including limitations on the incurrence of indebtedness, investments, liens on assets, repurchasing equity, making distributions, transactions with affiliates, mergers, consolidations, dispositions of assets and other provisions customary in similar types of agreements. We are required to maintain, on a consolidated basis, a minimum interest coverage ratio (as defined in the Credit Agreement) of 2.25 to 1.00; a maximum total leverage ratio (as defined in the Credit Agreement) of 4.50 to 1.00; and a maximum senior secured leverage ratio (as defined in the Credit Agreement) of 2.75 to 1.00. As of December 31, 2017, we were in compliance with all financial covenants under the Credit Agreement.

DESCRIPTION OF NOTES

Definitions of certain terms can be found under “— Certain Definitions.” In this description, the term “Company,” “us,” “our” or “we” refers only to Exterran Energy Solutions, L.P. and not to any of its subsidiaries, the term “Finance Corp.” refers to EES Finance Corp., the term “Issuers” refers to the Company and Finance Corp., the term “Parent” refers to Exterran Corporation and not to any of its subsidiaries and the term “notes” refers to the Issuers’ 8.125% Senior Notes due 2025 and the new 8.125% Senior Notes due 2025 offered hereby, collectively.

The notes are issued under an indenture, dated as of April 4, 2017 (the “Indenture”), among the Issuers, the Parent, the Subsidiary Guarantors party thereto from time to time and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The following description is a summary of certain provisions of the Indenture, the notes, the guarantees and is subject to, and qualified in its entirety by reference to, the actual provisions of the Indenture (which includes the provisions of the guarantees) and the notes. It does not include all of the provisions of the Indenture (including the guarantees) and the notes. We urge you to read the Indenture, the notes and the Registration Rights Agreement governing the notes offered hereby because they, and not this description, will define the rights of Holders of the notes. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture.

The Holder of a note will be treated as the owner of it for all purposes. Only Holders of notes will have rights under the Indenture.

General

The maximum aggregate principal amount of the notes outstanding is $375.0 million. The Issuers may, without notice to, or the consent of, Holders, issue an unlimited principal amount of additional debt securities under the Indenture having identical terms as the notes (other than issue date, and, if applicable, issue price, the first interest payment date and the date from which interest will accrue, and except that any such additional debt securities may, but need not, be subject to or include transfer restrictions, provide for or be entitled to the payment of additional interest or be entitled to rights under a Registration Rights Agreement), provided that if any such additional debt securities are not fungible with the notes that are issued on the Issue Date for U.S. federal income tax purposes, such additional debt securities will have separate CUSIP and ISIN numbers from the notes. This description refers to any such additional debt securities as the “Additional Notes.” The Issuers will only be permitted to issue Additional Notes subject to compliance with the terms of the Indenture, including the covenant described below under the caption “Description of Notes — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any Additional Notes will be treated as a single series of debt securities under the Indenture for all purposes, including for waivers, amendments, redemptions and offers to purchase.

The Issuers have issued the notes in fully registered form without coupons only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The notes are:

•	senior unsecured obligations of the Issuers;

•	equal in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of either of the Issuers;

•	effectively junior in right of payment to all existing and future secured indebtedness and secured guarantees of either of the Issuers (including Indebtedness of the Company under the Credit Agreement), to the extent of the value of the assets securing such indebtedness or guarantees;

•	structurally junior in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Parent’s Subsidiaries (other than the Issuers) that do not guarantee the notes; and

•	senior in right of payment to any future subordinated indebtedness and subordinated guarantees of either of the Issuers.

The notes are initially guaranteed by the Parent. In addition, the notes will be guaranteed in the future by certain Restricted Subsidiaries of the Parent that guarantee or otherwise incur any other Indebtedness of any Issuer or Guarantor in excess of the De Minimis Guaranteed Amount under a Credit Facility. Currently, none of the Parent’s Restricted Subsidiaries guarantees or otherwise incurs any Indebtedness of either Issuer or the Parent under any Credit Facility. See “— Guarantees” and “— Certain Covenants — Additional Guarantees.”

Each Guarantor’s guarantee of the notes is:

•	a senior unsecured obligation of that Guarantor;

•	equal in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of that Guarantor;

•	effectively junior in right of payment to all existing and future secured indebtedness and secured guarantees of that Guarantor (including its guarantee of our borrowings under the Credit Agreement), to the extent of the value of the assets securing such indebtedness or guarantees; and

•	senior in right of payment to any future subordinated indebtedness and subordinated guarantees of that Guarantor.

As of December 31, 2017, the Parent and its Subsidiaries had:

•	total Senior Debt of approximately $375.7 million (excluding approximately $39.7 million of outstanding letters of credit), consisting principally of the notes; and

•	no indebtedness contractually subordinated to the notes or the guarantees, as applicable.

The Indenture permits us and our Restricted Subsidiaries to incur additional Indebtedness, including additional Senior Debt.

As of December 31, 2017, all of the Subsidiaries of the Parent (other than the Issuers) had no outstanding Indebtedness (excluding intercompany Indebtedness and approximately $39.7 million of outstanding letters of credit) and accounted for approximately 61% of the Parent’s consolidated assets (excluding investment in affiliates and intercompany receivables) at such date and 40% of the Parent’s consolidated revenues (excluding revenue from affiliates) for the year then ended.

As of the date of this prospectus, all of the Parent’s Subsidiaries (including the Issuers) are its “Restricted Subsidiaries.” Under the circumstances described below under the subheading “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” the Parent will be permitted to designate certain of its Subsidiaries (other than the Issuers) as “Unrestricted Subsidiaries.” The Parent’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture or guarantee the notes.

Principal, Maturity and Interest

The notes will mature on May 1, 2025 unless redeemed or repurchased prior to such date pursuant to the provisions described under “— Optional Redemption” or “— Repurchase at the Option of Holders” below. The notes are not subject to, or be entitled to the benefit of, any sinking fund.

Interest on the notes will accrues at the rate of 8.125% per annum, and is payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2017. The Issuers will make each interest payment to the Persons who are Holders of the notes on the April 15 or October 15, as the case may be (in each case, whether or not a Business Day), immediately preceding each interest payment date. Interest on the notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest on the notes will accrue from November 1, 2017 or the date it was most recently paid on the original notes. Additional interest may accrue on the notes as liquidated damages in certain circumstances described under “The Exchange Offer,” and all references to “interest” in this description include any additional interest that may be payable on the notes.

If a payment date falls on a day that is not a Business Day, the payment will be made on the next succeeding Business Day, and no additional interest will accrue, or default will occur, as a result of such delayed payment.

Methods of Receiving Payments on the Notes

If a Holder of not less than $1.0 million aggregate principal amount of notes held in certificated form (“Certificated Notes”) has given wire transfer instructions to the Issuers, the Issuers will pay to an account in the United States all principal, interest and premium, if any, on that Holder’s notes in accordance with those instructions. All other payments on the notes (other than Global Notes (as defined herein)) will be made at the office or agency of the paying agent and registrar in New York City unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Payments on Global Notes will be made to DTC by wire transfer in accordance with DTC’s instructions and applicable procedures.

Paying Agent and Registrar for the Notes

The Trustee will initially act as paying agent and registrar at its corporate trust office in New York City. The Issuers may change the paying agent or registrar without prior notice to the Holders of the notes, and the Parent or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by the Issuers, the Trustee or the registrar for any registration of transfer or exchange of notes, but Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before the mailing (or, if not mailed, other transmittal) of a notice of redemption of notes.

Guarantees

The notes are currently initially guaranteed by the Parent. In addition, the notes will be guaranteed in the future by any Restricted Subsidiary of the Parent (other than Finance Corp. or any Foreign Subsidiary) that guarantees or otherwise incurs any other Indebtedness of an Issuer or any Guarantor in excess of the De Minimis Guaranteed Amount under a Credit Facility. See “— Certain Covenants — Additional Guarantees.” Currently, none of the Parent’s Restricted Subsidiaries guarantees or otherwise incurs any Indebtedness of any Issuer or the Parent under any Credit Facility. All guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent that guarantee from being voided in bankruptcy. See “Risk Factors — Risks Related to our Indebtedness, the Notes and the Exchange Offer— Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.”

Not all of the Parent’s Subsidiaries (other than the Issuers) will be required to guarantee the notes. The Parent’s Unrestricted Subsidiaries and Foreign Subsidiaries will not be required to guarantee the notes. In addition, any of the Parent’s Restricted Subsidiaries that does not guarantee or otherwise incur any other Indebtedness of either Issuer or any Guarantor in excess of the De Minimis Guaranteed Amount under a Credit Facility will not be required to guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the Parent’s Subsidiaries (other than the Issuers) that do not guarantee the notes, such non-guarantor Subsidiaries will pay current outstanding obligations to the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Parent or us.

The guarantee of a Subsidiary Guarantor, together with all of its other obligations under the Indenture, will be automatically and unconditionally released and discharged:

(1) in the event of any sale or other disposition of all or substantially all of the properties or assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Parent or a Restricted Subsidiary of the Parent, if the sale or other disposition complies with the provisions of the covenant described under “— Repurchase at the Option of Holders — Asset Sales” (it being understood that only such portion of the Net Proceeds as is required to be applied on or before the date of such release and discharge in accordance with the terms of that covenant needs to be applied in accordance therewith at such time);

(2) in the event of any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Parent or a Restricted Subsidiary of the Parent, if the sale or other disposition complies with the provisions of the covenant described under “— Repurchase at the Option of Holders — Asset Sales” (it being understood that only such portion of the Net Proceeds as is required to be applied on or before the date of such release and discharge in accordance with the terms of that covenant needs to be applied in accordance therewith at such time) and the Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Parent as a result of the sale or other disposition;

(3) if the Parent designates such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4) upon Legal Defeasance or Covenant Defeasance as described below under the caption “— Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the Indenture as described below under the caption “— Satisfaction and Discharge;”

(5) upon the liquidation or dissolution of such Subsidiary Guarantor, provided no Default or Event of Default has occurred that is continuing;

(6) upon the merger of such Subsidiary Guarantor into, or the consolidation of such Subsidiary Guarantor with, (a) an Issuer, the Parent or another Subsidiary Guarantor or (b) a Subsidiary of the Parent if the surviving or resulting entity is an Unrestricted Subsidiary or a Foreign Subsidiary; or

(7) at such time as such Subsidiary Guarantor ceases to guarantee or be otherwise obligated in respect of any other Indebtedness of any Issuer or Guarantor in excess of the De Minimis Guaranteed Amount under a Credit Facility.

The guarantee of the Parent, together with its other obligations under the Indenture, will be automatically and unconditionally released and discharged only upon (i) the merger of the Parent into us or any Subsidiary Guarantor, (ii) Legal Defeasance or Covenant Defeasance as described below under the caption “— Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the Indenture as described below under the caption “— Satisfaction and Discharge” or (iii) the liquidation or dissolution of the Parent, provided in each case no Default or Event of Default has occurred that is continuing.

Optional Redemption

On and after May 1, 2020, the Issuers may redeem all or a part of the notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes to be redeemed to, but not including, the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Percentage
2020	106.094%
2021	104.063%
2022	102.031%
2023 and thereafter	100.000%

At any time prior to May 1, 2020, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes (including Additional Notes) originally issued under the Indenture, at a redemption price of 108.125% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with an amount of cash no greater than the net cash proceeds of one or more Equity Offerings by the Parent, provided that:

(1) at least 65% of the aggregate principal amount of the notes (including Additional Notes) originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Parent and its Subsidiaries); and

(2) the redemption occurs within 180 days of the date of the closing of the related Equity Offering.

In addition, at any time prior to May 1, 2020, the Issuers may redeem all or part of the notes, at a redemption price equal to the sum of:

(1) 100% of the principal amount thereof; and

(2) the Make Whole Premium (as defined herein) as of the applicable redemption date, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

“Make Whole Premium” means, with respect to a note as of any redemption date for such note whose redemption price may be determined by reference to the Make Whole Premium, the excess, if any, of (a) the present value as of the applicable redemption date of (i) the redemption price of such note at May 1, 2020 (such redemption price being set forth in the first full paragraph of this “— Optional Redemption” section) plus (ii) any required interest payments due on such note through May 1, 2020 (except for accrued and unpaid interest to, but not including, the applicable redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such note.

“Treasury Rate” means, with respect to any redemption date for any note whose redemption price may be determined by reference to the Make Whole Premium, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data selected by the Company)) most nearly equal to the period from the redemption date to May 1, 2020; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to May 1, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. Calculation of the Make Whole Premium and the Treasury Rate will be made by the Company or on behalf of the Company by such Person as the Company shall designate. The Company will (a) calculate the Treasury Rate and the Make Whole Premium no later than the first (and no earlier than the fourth) Business Day preceding the applicable redemption date (or, in the case of any redemption in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture, on the Business Day preceding such event), and (b) prior to such redemption date (or such event, as applicable), file with the Trustee a statement setting forth the Treasury Rate and the Make Whole Premium and showing the calculation of each in reasonable detail.

Selection and Notice

If less than all of the notes are to be redeemed at any time, notes will be selected for redemption as follows:

(1) if the notes are listed on any national securities exchange, by the Trustee in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, by the Trustee on a pro rata basis (or, in the case of notes in global form, notes will be selected for redemption by DTC based on DTC’s applicable procedures).

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or sent electronically if DTC is the recipient) at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that optional redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture.

Notice of any redemption of the notes may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of one or more Equity Offerings or other securities offerings or other financings or the completion of any transaction (or series of related transactions) that constitute a Change of Control. If a redemption of the notes is subject to satisfaction of one or more conditions precedent, such notice may state that, at the Issuers’ discretion, the redemption date may be delayed on one or more occasions either to a date specified in a subsequent notice to holders of the notes or until such time (which date or time may be more than 60 days after the date the notice of redemption was mailed or otherwise sent) as any or all such conditions shall be satisfied or waived, and that such redemption will not occur and such notice will be rescinded if any or all such conditions shall not have been satisfied as and when required (as determined by the Issuers’ in their sole discretion taking into account any election by the Issuers to delay such redemption date), unless the Issuers have waived any such conditions that are not satisfied, or at any time if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note.

Notes called for redemption will become due on the date fixed for redemption, subject to the Issuers’ right to delay a redemption date as provided above. On and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption unless the Company shall default in the payment of the redemption price for such notes.

No Mandatory Redemption; Open Market and Other Purchases

Except as set forth below under “— Repurchase at the Option of Holders” the Issuers will not be required to make mandatory redemption, mandatory repurchase or sinking fund payments with respect to the notes or to repurchase the notes at the option of the Holders. The Issuers may, at their option and from time to time, acquire notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, unless the Issuers have previously or concurrently exercised their right to redeem all of the notes as described under “— Optional Redemption” or another exception described below applies, each Holder of notes will have the right to require the Company to repurchase all or any part (in denominations of $1,000 or an integral multiple of $1,000, provided that the remaining part of any note surrendered for repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s notes pursuant to a cash tender offer (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a payment in cash (“Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of payment (the “Change of Control Payment Date”), subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Payment Date.

Within 30 days following any Change of Control, unless the Issuers have previously or concurrently exercised their right to redeem all of the notes as described under “— Optional Redemption” or another exception described below applies, the Company will send a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to a Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue of such compliance.

Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all notes or portions of notes (in denominations of $1,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer, provided that if, following the repurchase of a portion of a Note, the remaining principal amount thereof would be less than $2,000, then the portion of such note so repurchased shall be reduced so that the remaining principal amount of such note outstanding immediately after such repurchase is $2,000. Promptly after such acceptance, the Company will, on the Change of Control Payment Date:

(1) deposit with the depositary, if any, appointed by the Company for such Change of Control Offer or a paying agent, as the case may be, an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered and not withdrawn; and

(2) deliver or cause to be delivered to the Trustee for cancellation the notes properly accepted for payment together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes accepted for payment and being purchased by the Company.

On the Change of Control Payment Date, the Company, the depositary, if any, appointed by the Company for such Change of Control Offer or a paying agent, as the case may be, will mail or remit to each Holder of notes properly tendered and not withdrawn and accepted by the Company for payment the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment in accordance with the applicable procedures of DTC), and the Trustee will authenticate and mail or deliver (including by book-entry transfer) to each Holder a new note equal in principal amount to any unpurchased portion of the notes accepted for payment, if any; provided, however, that each new note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.

The Credit Agreement provides that certain change of control events with respect to either the Parent or the Company would constitute an event of default thereunder, entitling the lenders, among other things, to accelerate the maturity of all Indebtedness outstanding thereunder. Any future credit agreements or other agreements relating to Indebtedness to which the Issuers or any Guarantor becomes a party may contain similar restrictions and provisions. Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event no later than the Change of Control Payment Date, the Company or any Guarantor must either repay all of its other outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing such Senior Debt to permit the repurchase of notes required by this covenant.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the notes to require that either of the Issuers or any Guarantor repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) in connection with or in contemplation of any Change of Control, the Company made an offer to purchase (an “Alternate Offer”) any and all notes properly tendered and not withdrawn at a cash price equal to or higher than the Change of Control Payment and has purchased all notes properly tendered in accordance with the terms of such Alternate Offer or (3) the Issuers have previously or concurrently exercised their right to redeem all of the notes as described under “— Optional Redemption.”

Notwithstanding anything in the Indenture to the contrary, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of the Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer or Alternate Offer.

Interest on notes (or portions thereof) properly tendered and not withdrawn pursuant to a Change of Control Offer or Alternate Offer will cease to accrue on and after the applicable Change of Control Payment Date (or payment date for the Alternate Offer) unless the Company shall default in the payment of the Change of Control Payment (or, in the case of an Alternate Offer, the purchase price) of the notes.

The provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Parent or the Company by increasing the capital required to effectuate such transactions.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer or Alternate Offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company as provided above, purchases all of the notes held by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment or Alternate Offer price, as applicable, plus, to the extent not included in the Change of Control Payment, or Alternate Offer price, as applicable, accrued and unpaid interest on the notes that remain outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Parent (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value (measured as of the date of the definitive agreement with respect to the Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the aggregate consideration received by the Parent and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales on a cumulative basis since the Issue Date is in the form of cash, Cash Equivalents, Additional Assets or any combination thereof (collectively, “Cash Consideration”). For purposes of this provision, each of the following will be deemed to be Cash Consideration:

(a) any liabilities of the Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a written agreement that releases the Parent or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by the Parent or any Restricted Subsidiary from such transferee that are, within 180 days after the Asset Sale, converted by the Parent or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c) any Designated Non-Cash Consideration received by the Parent or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c), not to exceed an amount equal to the greater of (i) $65.0 million or (ii) 5.0% of the Parent’s Consolidated Net Tangible Assets (determined at the time of receipt of such Designated Non-Cash Consideration), with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale (or 720 days after the receipt of any Net Proceeds by any Foreign Subsidiary from an Asset Sale), the Parent or any of its Restricted Subsidiaries may apply those Net Proceeds at its option to any combination of the following:

(1) to repay secured Indebtedness and, if no secured Indebtedness is then outstanding, to repay any other Senior Debt (or to make an offer to redeem or repurchase such secured Indebtedness or Senior Debt, provided that such redemption or repurchase closes within 45 days after the end of such 360-day or 720-day period, as the case may be);

(2) to invest in Additional Assets; or

(3) to make capital expenditures in respect of any Permitted Business of the Parent or any of its Restricted Subsidiaries.

Pending the final application of any Net Proceeds, the Parent or any of its Restricted Subsidiaries may invest the Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.”

On the 361st day after the Asset Sale (or the 721st day after an Asset Sale by a Foreign Subsidiary, or, in either case and at the Company’s option, any earlier date) if the aggregate amount of Excess Proceeds then exceeds $35.0 million, the Company will make an offer (an “Asset Sale Offer”) to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase or redeem (subject to proration in the event of over subscription) the maximum principal amount of notes and such pari passu Indebtedness that may be purchased or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the date of settlement, subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of notes, the Trustee will select the notes to be purchased on a pro rata basis (or, in the case of notes in global form, notes will be selected for purchase by DTC based on DTC’s applicable procedures). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to an Asset Sale Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue of such compliance.

Certain Covenants

Restricted Payments

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent or payable to the Parent or a Restricted Subsidiary of the Parent);

(2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent or any direct or indirect parent of the Parent held by any Person other than the Parent or any of its Restricted Subsidiaries (other than in exchange for Equity Interests (other than Disqualified Stock) of the Parent);

(3) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Indebtedness of either Issuer or any Guarantor that is contractually subordinated to the notes or the guarantees (excluding any intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries, including between or among its Restricted Subsidiaries), except any payment, purchase, redemption, defeasance or other acquisition or retirement of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, redemption, defeasance or other acquisition or retirement; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof; and

(2) the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) through (16), inclusive, of the next succeeding paragraph), is less than the sum, without duplication, of the following (the “Restricted Payments Basket”):

(a) 50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from the beginning of the first fiscal quarter during which the Issue Date falls to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds and the fair market value of assets other than cash received by the Parent since the Issue Date (i) as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Parent (or any direct or indirect parent company of the Parent to the extent contributed to the equity capital of the Parent) or (ii) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Parent that have been converted into or exchanged for such Equity Interests (other than, in each case, Equity Interests (or Disqualified Stock or debt securities) issued or sold to a Restricted Subsidiary of the Parent), plus

(c) the amount equal to the aggregate net reduction in Restricted Investments made by the Parent or any of its Restricted Subsidiaries in any Person after the Issue Date resulting from:

(1) repurchases, repayments or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale or other disposition of any such Restricted Investment to any Person, or repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payment or other return of capital or Investment) by such Person to the Parent or any Restricted Subsidiary;

(2) the (i) redesignation of Unrestricted Subsidiaries of the Company as Restricted Subsidiaries, (ii) merger or consolidation of Unrestricted Subsidiaries into the Parent or any of its Restricted Subsidiaries or (iii) transfer (other than by lease) of all or substantially all of the Unrestricted Subsidiaries’ properties or assets to the Parent or any of its Restricted Subsidiaries, in each case not to exceed the amount of Investments previously made by the Parent or any Restricted Subsidiary of the Parent in such Unrestricted Subsidiary, which amount, in each case under this clause (c), was included in the calculation of the amount of the Restricted Payments Basket; provided, however, that no amount will be included under this clause (c) to the extent it is already included in Consolidated Net Income of the Parent, plus

(d) the amount of cash and Cash Equivalents and the fair market value of property or assets received by the Parent or any Restricted Subsidiary in connection with (1) the sale or other disposition by the Parent or any of its Restricted Subsidiaries (other than to the Parent or any of its Restricted

Subsidiaries) of all or a portion of the Capital Stock of an Unrestricted Subsidiary or (2) a dividend or distribution from an Unrestricted Subsidiary to the Parent or any of its Restricted Subsidiaries (whether any such dividend or distribution is made with proceeds from the issuance by such Unrestricted Subsidiary of its Capital Stock or otherwise); provided, however, that no amount will be included under this clause (d) to the extent it is already included in Consolidated Net Income of the Parent; and provided, further, that no amount will be included under subclause (1) of this clause (d) except to the extent that it offsets a prior reduction in the Restricted Payments Basket resulting from the designation of the Unrestricted Subsidiary as such or a subsequent Restricted Investment in the Unrestricted Subsidiary, plus

(e) the amount by which Indebtedness of the Parent or its Restricted Subsidiaries is reduced on the Parent’s consolidated balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Parent or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Parent (less the amount of any cash or the fair market value of any other property (other than such Capital Stock) distributed by the Parent upon such conversion or exchange) plus the amount of any cash received by the Parent or any of its Restricted Subsidiaries upon such conversion or exchange.

The preceding provisions will not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of the declaration of such dividend or other distribution or the giving of the redemption notice, as the case may be, if at the date of declaration or notice the payment would have complied with the foregoing provisions of this covenant;

(2) the making of any payment on or with respect to, or the purchase, redemption, defeasance or other acquisition or retirement for value of, any subordinated Indebtedness of either Issuer or any Guarantor or of any Equity Interests of the Parent in exchange for, or out of the net cash proceeds of a substantially concurrent (i) contribution (other than from a Restricted Subsidiary of the Parent) to the equity capital of the Parent or (ii) sale (other than to a Restricted Subsidiary of the Parent) of, Equity Interests of the Parent (or any direct or indirect parent company of the Parent to the extent contributed to the equity capital of the Parent) (other than Disqualified Stock), with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value will be excluded (or deducted, if included) from the calculation of any amount pursuant to clause (3)(b) above;

(3) the making of any payment on or with respect to, or the purchase, redemption, defeasance or other acquisition or retirement of, subordinated Indebtedness of either Issuer or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4) the making of any payment or distribution on or with respect to, or the purchase, redemption, defeasance or other acquisition or retirement of preferred securities of the Parent or a Restricted Subsidiary in exchange for, or out of the net cash proceeds of, a substantially concurrent sale of preferred securities of the Parent or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be incurred pursuant to the covenant described under “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(5) the payment of any dividend or other distribution by a Restricted Subsidiary of the Parent to the holders of its Equity Interests on a pro rata basis;

(6) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary of the Parent pursuant to any director, officer or employee equity subscription agreement or stock option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement or upon the death, disability, retirement, resignation, severance or termination of any employee, director or consultant of the Parent or any of its Restricted Subsidiaries; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed (A) $5.0 million in any calendar year, with any portion of such amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount, plus (B) the amount of any net cash proceeds received by or contributed to the Parent from the issuance and sale after the Issue Date of Equity Interests (other than Disqualified Stock) to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (6), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (6); and provided further that the cancellation of Indebtedness owing to the Parent from members of management of the Parent or any of its Restricted Subsidiaries in connection with any repurchase of Equity Interests of the Parent will not be deemed to constitute a Restricted Payment for purposes of this covenant and any other provisions of the Indenture;

(7) the purchase, redemption or other acquisition or retirement for value of Equity Interests (i) deemed to occur upon the exercise of stock options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, (ii) in order to satisfy any tax withholding obligations in connection with any exercise, vesting or exchange of stock options, warrants, incentives or rights to acquire Equity Interests or (iii) deemed to occur upon satisfaction of obligations of the Parent or any of its Restricted Subsidiaries under the Separation Documents as in effect on the Issue Date;

(8) payments or distributions to dissenting stockholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets;

(9) cash payments in lieu of the issuance of fractional shares;

(10) so long as no Default has occurred and is continuing, the declaration and payment of scheduled or accrued dividends to holders of any class of or series of Disqualified Stock of the Parent or any of its Restricted Subsidiaries or of preferred securities of any of its Restricted Subsidiaries issued on or after the Issue Date in accordance with the covenant captioned “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(11) other Restricted Payments made since the Issue Date in an aggregate amount not to exceed at any one time outstanding the greater of (x) $65.0 million and (y) 5.0% of the Parent’s Consolidated Net Tangible Assets;

(12) loans or advances to employees, officers or directors of the Parent or any of its Subsidiaries the proceeds of which are used to purchase Equity Interests of the Parent, in an aggregate amount not to exceed $5.0 million outstanding at any one time;

(13) in connection with an acquisition by the Parent or any of its Restricted Subsidiaries, the return of Equity Interests constituting a portion of the purchase consideration in settlement of indemnification claims;

(14) cash distributions by the Parent to the holders of Equity Interests of the Parent in accordance with a distribution reinvestment plan or dividend reinvestment plan to the extent such payments are applied to the purchase of Equity Interests directly from the Parent;

(15) to make “applicable high yield discount obligation” payments, to the extent required by the agreement governing subordinated Indebtedness, Disqualified Stock or other preferred securities, as the case may be; or

(16) so long as no Default has occurred and is continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness, Disqualified Stock or preferred securities of either Issuer or any Guarantor (i) at a purchase price not greater than 101% of the principal amount, face amount or liquidation preference, as applicable, of such subordinated Indebtedness, Disqualified Stock or preferred securities in the event of a change of control in accordance with provisions similar to the covenant described under “— Repurchase at the Option of Holders — Change of Control” or (ii) at a purchase price not greater than 100% of the principal amount, face amount or liquidation preferences, as applicable, thereof in accordance with provisions similar to the covenant described under “— Repurchase at the Option of Holders — Asset Sales;” provided that, prior to or simultaneously with such purchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant with respect to the notes and has completed or completes at or about the same time the repurchase or redemption of all notes validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer.

The amount of all Restricted Payments (other than cash) will be the fair market value, on the date of the Restricted Payment (or, in the case of a dividend or other distribution or the consummation of any irrevocable redemption, on the date of declaration or the giving of the notice of redemption, as the case may be), of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

In the event that a Restricted Payment (or portion thereof) meets the criteria of more than one of the exceptions described in (1) through (16) above or is entitled to be made pursuant to the first paragraph above or is permitted pursuant to one or more clauses of the definition of “Permitted Investment,” the Company shall be entitled to classify or divide (or later classify, reclassify, divide or re-divide) in whole or in part in its sole discretion, such Restricted Payment or Investment (or portion thereof) in any manner that complies with this covenant, including as an Investment pursuant to one or more clauses of the definition of “Permitted Investment.”

For purposes of this covenant, (i) unsecured Indebtedness of any Person will not be deemed to be subordinated in right of payment to secured Indebtedness of that Person merely because it is unsecured and (ii) Indebtedness of any Person will not be deemed to be subordinated in right of payment to Indebtedness of a Restricted Subsidiary of such Person merely because it is structurally subordinated thereto.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); the Parent will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock; and the Parent will not permit any of its Restricted Subsidiaries to issue any other preferred securities; unless, for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or other preferred securities are issued, the Parent’s Fixed Charge Coverage Ratio would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or other preferred securities had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any preferred securities described in clause (10) below:

(1) the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness under one or more Credit Facilities, provided that, after giving effect to any such incurrence (including the application of the proceeds therefrom), the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Subsidiaries thereunder) and then outstanding does not exceed the greater of (i) $680.0 million or (ii) the sum of (a) $300.0 million and (b) 30.0% of the Parent’s Consolidated Net Tangible Assets;

(2) the incurrence by the Parent or its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Issuers and any Guarantor of Indebtedness represented by (i) the notes issued on the Issue Date and the related guarantees and (ii) the Exchange Notes and the related guarantees issued pursuant to any Registration Rights Agreement;

(4) the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Parent or any of its Restricted Subsidiaries, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to such incurrence (including the application of the proceeds therefrom) the aggregate principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (i) $40.0 million and (ii) 3.0% of the Parent’s Consolidated Net Tangible Assets;

(5) the incurrence by the Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, extend, renew, refund, refinance, replace, defease or discharge Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness), in each case, that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2), (3) or (16) of this paragraph or this clause (5);

(6) the incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries, including between or among its Restricted Subsidiaries; provided, however, that:

(a) if the Parent is the obligor on such Indebtedness and an Issuer or a Subsidiary Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Parent’s guarantee, or if a Subsidiary Guarantor or an Issuer is the obligor on such Indebtedness and neither the Parent nor another Subsidiary Guarantor or an Issuer is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the guarantee of such Subsidiary Guarantor or the notes, as the case may be, except, in any case, in respect of intercompany Indebtedness incurred in the ordinary course of business in connection with the cash management operations of the Parent and its Restricted Subsidiaries; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary of the Parent and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Parent nor a Restricted Subsidiary of the Parent will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by the Parent or any of its Restricted Subsidiaries of obligations under Hedging Contracts;

(8) the guarantee by the Parent or any of its Restricted Subsidiaries of Indebtedness of the Parent or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant; provided that in the event such Indebtedness being guaranteed is subordinated in right of payment to the notes or the guarantees, then the guarantee shall be subordinated in right of payment to the notes or the guarantees, as the case may be;

(9) the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or–pay obligations in supply arrangements, self-insurance obligations or completion, bid, performance, surety, customs, appeals and advance payment bonds, standby letters of credit or surety and similar obligations issued for the account of the Parent and any of its Restricted Subsidiaries in the ordinary course of business or in connection with the enforcement of rights or claims of the Parent or any of its Restricted Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default, including guarantees or obligations of the Parent or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(10) the issuance by any of the Parent’s Restricted Subsidiaries to the Parent or to any of its Restricted Subsidiaries of any preferred securities; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than the Parent or a Restricted Subsidiary of the Parent; and

(b) any sale or other transfer of any such preferred securities to a Person that is not either the Parent or a Restricted Subsidiary of the Parent,

shall be deemed, in each case, to constitute an issuance, sale or other transfer (as of the date of such issuance, sale or other transfer) of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (10);

(11) the incurrence by the Parent or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary of the Parent or any Joint Venture but only to the extent that such liability is the result of the Parent’s or any such Restricted Subsidiary’s guarantee of such Indebtedness or of the Parent or any such Restricted Subsidiary being a general partner of such Unrestricted Subsidiary or Joint Venture and provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (11) and then outstanding does not exceed the greater of (i) $65.0 million and (ii) 5.0% of the Parent’s Consolidated Net Tangible Assets;

(12) the incurrence by the Parent or any of its Restricted Subsidiaries of (i) Indebtedness representing deferred compensation to directors, officers, members of management or employees of the Parent or any of its Restricted Subsidiaries and incurred in the ordinary course of business and (ii) Indebtedness consisting of promissory notes issued by the Parent or any of its Restricted Subsidiaries to any current or former employee, director or consultant of the Parent (or any direct or indirect parent of the Parent) or any of its Restricted Subsidiaries (or permitted transferees, assigns, spouses or former spouses, estates or heirs of such employee, director or consultant), to finance the purchase or redemption of Equity Interests of the Parent (or any direct or indirect parent of the Parent) that is permitted by the covenant described under the caption “— Restricted Payments;”

(13) the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(14) the incurrence by the Parent or any of its Restricted Subsidiaries of any obligation, or guarantee of any obligation, to reimburse or indemnify a Person extending credit to customers of the Parent or any of its Restricted Subsidiaries incurred in the ordinary course of business or consistent with past practice for all or any portion of the amounts payable by such customers to the Persons extending such credit;

(15) the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness to a customer to finance the acquisition of any equipment necessary for the Company or such Restricted Subsidiary to perform services for such customer in the ordinary course of business;

(16) the incurrence by the Parent or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness; and

(17) the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness in aggregate principal amount at any time then outstanding, including any Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (17), does not exceed the greater of (i) $65.0 million or (ii) 5.0% of the Parent’s Consolidated Net Tangible Assets.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness (including Acquired Debt), Disqualified Stock or other preferred securities meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred or issued pursuant to the first paragraph of this covenant, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item in any manner that complies with this covenant. Any Indebtedness under the Credit Agreement outstanding on the Issue Date shall be considered incurred under clause (1) of the second paragraph of this covenant and may not later be classified or reclassified as incurred pursuant to the first paragraph of this covenant.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the accrual, accumulation or payment of dividends on Disqualified Stock or other preferred securities in the form of additional shares or units of the same class of Disqualified Stock or other preferred securities, as the case may be, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or other preferred securities for purposes of this covenant. For purposes of this covenant, (i) unsecured Indebtedness of any Person will not be deemed to be subordinated in right of payment to secured Indebtedness of that Person merely because it is unsecured and (ii) Indebtedness of any Person will not be deemed to be subordinated in right of payment to Indebtedness of a Restricted Subsidiary of such Person merely because it is structurally subordinated thereto. Further, the accounting reclassification of any obligation of the Parent or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Parent and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

The Parent will not, and will not permit the Issuers or any of its other Restricted Subsidiaries to, create, incur, assume or otherwise cause to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the notes (in the case of a Lien incurred by the Issuers) or any guarantee of the Parent or such other Restricted Subsidiary (in the case of a Lien incurred by the Parent or such other Restricted Subsidiary), as applicable, is secured on an equal and ratable basis with (or, in the case of obligations subordinated in right of payment to the notes or such guarantee, as the case may be, on a senior basis to) the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Parent to:

(1) pay dividends or make any other distributions on its Capital Stock to the Parent or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Parent or any of its Restricted Subsidiaries;

(2) make loans or advances to the Parent or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Parent or any of its Restricted Subsidiaries to other Indebtedness incurred by the Parent or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(3) transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements as in effect on the Issue Date (including, without limitation, the Credit Agreement) and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such encumbrances or restrictions than those contained in those agreements on the Issue Date;

(2) the Indenture, the notes and the guarantees;

(3) applicable law;

(4) any instrument or agreement of a Person acquired by the Parent or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such instrument or agreement governs Indebtedness or Capital Stock incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of the Indenture to be incurred;

(5) customary non-assignment provisions or provisions restricting subletting or sublicensing in equipment or other licenses, easements, leases or similar instruments, in each case entered into in the ordinary course of business;

(6) Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property or assets acquired in the ordinary course of business that impose restrictions on that property or those assets of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary of the Parent that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements, which limitations are applicable only to the assets or property that is the subject of such agreements;

(11) any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(12) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13) the issuance of preferred securities by a Restricted Subsidiary of the Parent or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred securities is permitted pursuant to the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and the terms of such preferred securities do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred securities prior to paying any dividends or making any other distributions on such other Capital Stock);

(14) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Company determines that any such encumbrance or restriction will not materially affect the Issuers’ ability to make principal or interest payments on the notes, as determined in good faith by the Company, whose determination shall be conclusive;

(15) Hedging Contracts; and

(16) any other agreement governing Indebtedness of the Issuers or any Guarantor that is permitted to be incurred by the covenant described under “— Incurrence of Indebtedness and Issuance of Preferred Stock;” provided, however, that such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in the Indenture or the Credit Agreement as it exists on the Issue Date.

Merger, Consolidation or Sale of Assets

None of the Issuers or the Parent may: (i) consolidate or merge with or into another Person (whether or not such Issuer or the Parent is the survivor); or (ii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

(1) either: (i) such Issuer or the Parent, as applicable, is the survivor; or (ii) the Person formed by or surviving any such consolidation or merger (if other than such Issuer or the Parent) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that, so long as the Company is not a corporation, Finance Corp. may not engage in any such transaction described in clause (ii) of this paragraph unless the Person formed by or surviving such consolidation or merger or to which such disposition is made is a corporation;

(2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer or the Parent, as applicable) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer or the Parent, as applicable, under the notes, the Indenture, its guarantee and any Registration Rights Agreement then in effect, as applicable, pursuant to a supplemental indenture or agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists;

(4) in the case of a transaction involving the Parent, either

(a) the Parent or the Person formed by or surviving any such consolidation or merger (if other than the Parent), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(b) immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Parent or the Person formed by or surviving any such consolidation or merger (if other than the Parent), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Parent immediately before such transactions; and

(5) such Issuer or the Parent, as applicable, has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the Indenture.

The restrictions described in the foregoing clauses (3) and (4) will not apply to (i) any consolidation or merger of the Parent with or into one of its Restricted Subsidiaries for any purpose or (ii) any sale, assignment, transfer, lease, conveyance or other disposition of properties or assets of a Restricted Subsidiary of the Parent to the Parent or another Restricted Subsidiary of the Parent.

Notwithstanding the first paragraph of this covenant, the Company is permitted to reorganize as any other form of entity provided that:

(1) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the notes, the Indenture and any Registration Rights Agreement then in effect pursuant to a supplemental indenture or agreements reasonably satisfactory to the Trustee;

(3) immediately after such reorganization no Default or Event of Default exists; and

(4) such reorganization is not materially adverse to the Holders or Beneficial Owners of the notes (for purposes of this clause (4) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the notes solely because the successor or survivor of such reorganization (i) is subject to federal or state income taxation as an entity or (ii) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Internal Revenue Code of 1986, as amended, or any similar state or local law).

Notwithstanding anything in the Indenture to the contrary, if the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger of the Company or any of its successors hereunder (permitted in accordance with the terms of the Indenture) is a corporation, Finance Corp. may be merged into the Company or it may be dissolved and cease to be an Issuer.

In addition, a Subsidiary Guarantor may not consolidate or merge with or into (whether or not such Subsidiary Guarantor is the survivor), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person other than an Issuer or another Guarantor, unless:

(1) either: (i) the Subsidiary Guarantor is the survivor; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Subsidiary Guarantor under the Indenture, its guarantee and each Registration Rights Agreement then in effect pursuant to a supplemental indenture or agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) if the transaction results in the release of the Subsidiary Guarantor’s guarantee under clause (1) or (2) of the third paragraph under “— Guarantees, “the transaction is made in compliance with the covenant described under “— Repurchase at the Option of Holders — Asset Sales” (it being understood that only such portion of the Net Proceeds as is required to be applied on or before the date of such release in accordance with the terms of that covenant needs to be applied in accordance therewith at such time); and

(5) such Subsidiary Guarantor has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the Indenture.

Upon compliance with the foregoing requirements with respect to any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer, the Parent or a Subsidiary Guarantor in accordance with the foregoing in which such Issuer, the Parent or such Subsidiary Guarantor, as the case may be, is not the surviving entity, the surviving Person formed by such consolidation or into or with which such Issuer, the Parent or such Subsidiary Guarantor, as the case may be, is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of such Issuer, the Parent or such Subsidiary Guarantor, as the case may be, under the Indenture with the same effect as if such surviving Person had been named as such Issuer, the Parent or such Subsidiary Guarantor, as the case may be, in the Indenture, and thereafter (except in the case of a lease of all or substantially all of such Issuer’s, the Parent’s or such Subsidiary Guarantor’s properties or assets, as the case may be), such Issuer, the Parent or such Subsidiary Guarantor, as the case may be, will be released from all of its obligations and covenants under the Indenture, the notes and its guarantee, as the case may be.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1) the Affiliate Transaction is on terms (taken as a whole) that are not materially less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person; and

(2) the Parent delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Parent.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, customary benefit program or arrangement, equity award, equity option or equity appreciation agreement or plan with or for the benefit of officers, directors or employees of the Parent or any of its Restricted Subsidiaries, entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business;

(2) transactions between or among any of the Parent and its Restricted Subsidiaries, including between or among its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Parent) that is an Affiliate of the Parent solely because the Parent owns an Equity Interest in such Person;

(4) transactions between the Parent or any Restricted Subsidiary of the Parent and any Person, a director of which is also a director of the Parent and such director is the sole cause for such Person to be deemed an Affiliate of the Parent or such Restricted Subsidiary; provided that such director shall abstain from voting as a director of the Parent on any matter involving such other Person;

(5) customary compensation, indemnification and other benefits made available to officers, directors or employees of the Parent or a Subsidiary or Affiliate of the Parent, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(6) issuances or sales of Equity Interests (other than Disqualified Stock) to, or receipt of capital contributions from, Affiliates of the Parent;

(7) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “— Restricted Payments” or Permitted Investments;

(8) contracts for buying and selling or leasing equipment or inventory or other operational contracts entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Parent or any of its Restricted Subsidiaries and unrelated third parties;

(9) any transaction in which the Parent or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Parent or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

(10) loans or advances to employees, officers or directors in the ordinary course of business and approved by the Parent’s Board of Directors in an aggregate principal amount not to exceed $2.5 million outstanding at any one time;

(11) (i) guarantees by the Parent or any of its Restricted Subsidiaries of performance of obligations of the Parent’s Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness and (ii) pledges by the Parent or any of its Restricted Subsidiaries of (or any guarantee by the Parent or any of its Restricted Subsidiaries limited in recourse solely to) Equity Interests in the Parent ’s Unrestricted Subsidiaries for the benefit of lenders or other creditors of such Unrestricted Subsidiaries; and

(12) the entry into and performance of obligations of the Parent or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Holders in any material respect when taken as a whole.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Parent may designate any Restricted Subsidiary of the Parent to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Parent is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will be deemed to be either (i) an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “— Restricted Payments” or (ii) Permitted Investments, as determined by the Parent. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary of the Parent to be a Restricted Subsidiary, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if

(1) the incurrence of such Indebtedness is permitted under the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and

(2) no Default or Event of Default would be in existence following such designation.

Additional Guarantees

If, after the Issue Date, any Restricted Subsidiary of the Parent (other than Finance Corp. or any Foreign Subsidiary) that is not already a Subsidiary Guarantor guarantees or otherwise incurs any other Indebtedness of any Issuer or Guarantor in excess of the De Minimis Guaranteed Amount under a Credit Facility, then that Subsidiary will become a Subsidiary Guarantor by executing a supplemental indenture in substantially the form set forth in the Indenture and delivering it to the Trustee within 20 Business Days of the date on which it guaranteed or otherwise incurred such Indebtedness. Notwithstanding the preceding, any guarantee of a Restricted Subsidiary of the Parent that was incurred pursuant to this paragraph will be released in the circumstances described in clause (7) of the third paragraph under “— Guarantees.”

Reports

Whether or not required by the Commission, so long as any notes are outstanding, the Parent will file with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing), and the Parent will furnish to the Trustee and, upon its prior request, to any of the Holders or Beneficial Owners of notes, within five Business Days of filing, or attempting to file, the same with the Commission:

(1) all quarterly and annual financial and other information with respect to the Parent and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Parent were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s independent registered public accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Parent were required to file such reports.

The availability of the foregoing information or reports on the SEC’s website will be deemed to satisfy the foregoing delivery requirements. All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports, including Section 3-10 of Regulation S-X, if the Parent is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

Notwithstanding the foregoing, if the Parent files or furnishes any information or report pursuant to this covenant in a timely manner and the Parent subsequently amends or restates such information or report as a result of comments, requests or orders by the SEC or otherwise, the Parent shall be deemed to have furnished or filed the information or report required by this covenant in a timely manner notwithstanding any such amendment or restatement.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner any information or report required by this covenant will be deemed cured (and the Parent will be deemed to be in compliance with this covenant) upon furnishing or filing such information or report as contemplated by this covenant (but without regard to the date on which such information or report is so furnished or filed), and, if the notes have been accelerated in accordance with the terms of the Indenture as a result of a failure to furnish or file such information or report in a timely manner, upon such cure, such acceleration shall be deemed rescinded or cancelled.

In addition, the Issuers and the Guarantors will agree in the Indenture that, for so long as any notes remain outstanding, they will furnish to the Holders and Beneficial Owners of the notes and to securities analysts and prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Finance Corp. Activities

Finance Corp. may not incur Indebtedness unless (i) the Company is a co-obligor or guarantor of such Indebtedness or (ii) the net proceeds of such Indebtedness are loaned to the Parent or its other Restricted Subsidiaries and used to acquire or to repay Indebtedness of the Parent or its other Restricted Subsidiaries. Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Parent or its other Restricted Subsidiaries.

Covenant Termination

If on any date following the Issue Date (i) the rating assigned to the notes by either Rating Agency is an Investment Grade Rating and (ii) no Default has occurred and is continuing under the Indenture, the Parent and its Restricted Subsidiaries will no longer be subject to, and will be permanently released from their obligations under, the provisions of the Indenture described above under the caption “— Repurchase at the Option of Holders — Asset Sales” and the following provisions of the Indenture described above under the caption “— Certain Covenants”:

•	“— Restricted Payments,”

•	“— Incurrence of Indebtedness and Issuance of Preferred Stock,”

•	“— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,”

•	clause (4) of the first paragraph of the covenant described above under the caption “— Merger, Consolidation or Sale of Assets,”

•	“— Transactions with Affiliates,”

•	“— Designation of Restricted and Unrestricted Subsidiaries” and

•	“— Finance Corp. Activities.”

and no failure by the Parent or any Restricted Subsidiary to comply with any of the foregoing provisions shall constitute a Default or Event of Default under the Indenture.

The Company will promptly deliver an officers’ certificate to the Trustee certifying as to the termination of the preceding covenants. The Trustee shall not have any obligation to monitor the ratings of the notes, the occurrence or dates of any such termination and may rely conclusively on such officers’ certificate. The Trustee shall not have any obligation to notify the Holders of the occurrence or date of any such termination, but may provide a copy of such officers’ certificate to any Holder upon request. However, the Parent and its Restricted Subsidiaries will remain subject to the provisions of the Indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and the following provisions of the Indenture described above under the caption “— Certain Covenants”:

•	“— Liens;”

•	“— Merger, Consolidation or Sale of Assets” (other than the financial tests set forth in clause (4) of the first paragraph of such covenant);

•	“— Additional Guarantees;” and

•	“— Reports.”

Events of Default and Remedies

Each of the following will be an Event of Default:

(1) default for 30 days in the payment when due of interest on the notes;

(2) default in payment when due of the principal of, or premium, if any, on the notes, whether at Stated Maturity, upon optional redemption or upon required repurchase (including a default in making a payment to purchase notes pursuant to a Change of Control Offer or Asset Sale Offer in accordance with the terms of the applicable offer to repurchase);

(3) failure by the Parent for 180 days after notice to comply with the provisions described under “— Certain Covenants — Reports;”

(4) failure by either Issuer or the Parent for 60 days after notice to comply with any of its other agreements in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more; provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 60 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(6) failure by the Parent or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $75.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the Indenture, the guarantee of the Parent or any Subsidiary Guarantor that is a Significant Subsidiary of the Parent shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Parent or any Subsidiary Guarantor that is a Significant Subsidiary of the Parent, or any Person acting on behalf of the Parent or such Subsidiary Guarantor, shall deny or disaffirm its obligations under its guarantee; and

(8) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Parent or any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Parent.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to the Parent, any Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Parent, the principal of all outstanding notes, together with accrued and unpaid interest thereon, will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare the principal of all the notes, together with accrued and unpaid interest thereon, to be due and payable immediately.

Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold notice of any continuing Default or Event of Default from Holders of the notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the notes.

The Holders of a majority in principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes.

The Issuers will be required to deliver to the Trustee annually an officers’ certificate regarding compliance with the Indenture. Within 10 Business Days of any officer of the Company becoming aware of any Default, Reporting Default or Event of Default, the Issuers will be required to deliver to the Trustee a written statement specifying such event.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, partner, employee, incorporator, manager or stockholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the notes, the Indenture or the guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Parent and the Subsidiary Guarantors discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, and interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, insolvency or reorganization events) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes. If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its guarantee of the notes (other than the trust) will be released.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to the date of fixed maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that:

(a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or any similar concurrent deposit relating to other Indebtedness, and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound;

(6) the Issuers must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(7) the Issuers must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

(1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders” or provisions relating to minimum notices required for redemption of notes described above under the caption “— Optional Redemption”);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the Holders of a majority in principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in currency other than that stated in the notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium, if any, on the notes (other than as permitted in clause (7) below);

(7) waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(9) make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of notes, the Issuers, the Parent, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or Guarantor’s properties or assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the Indenture of any such Holder, provided that any change to conform the Indenture or the notes to this offering memorandum will not be deemed to adversely affect such legal rights;

(5) to secure the notes or the guarantees pursuant to the requirements of the covenant described above under the subheading “— Certain Covenants — Liens” or otherwise;

(6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

(7) to add any additional Guarantor or to evidence the release of any Guarantor from its guarantee, in each case as provided in the Indenture;

(8) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

(9) to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee.

The consent of the Holders will not be necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It will be sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the Indenture requiring the approval of the Holders becomes effective, the Issuers will send to the Holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the Indenture), when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b) all notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest (in the opinion of a nationally recognized firm of independent public accountants if any Government Securities are so deposited), to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

(2) in respect of clause (1)(b) above, no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings), and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness that is being defeased, discharged or replaced) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3) the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at fixed maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

Wells Fargo Bank, National Association serves as trustee, registrar and paying agent.

If the Trustee becomes a creditor of the Issuers or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. In case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its powers, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder has offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the notes and the guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness or Disqualified Stock of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred or Disqualified Stock is issued in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding any Indebtedness or Disqualified Stock which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1) any assets used or useful in a Permitted Business, other than Indebtedness or Capital Stock;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary of the Parent as a result of the acquisition of such Capital Stock by the Parent or any of its Restricted Subsidiaries; or

(3) Capital Stock constituting a non-controlling interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in a Permitted Business.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Archrock ” means Archrock, Inc., a Delaware corporation.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any properties or assets (including by way of a sale and leaseback transaction) of the Parent or any of its Restricted Subsidiaries; provided, however, that the disposition of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;” and

(2) the issuance or sale of Equity Interests in any of the Parent’s Restricted Subsidiaries (other than Disqualified Stock or preferred securities issued in compliance with the covenant described under “— Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law).

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $25.0 million;

(2) the sale, lease, conveyance or other disposition of properties or assets between or among any of the Parent and its Restricted Subsidiaries, including between or among its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to another Restricted Subsidiary (and, to the extent there are any other equity holders of such Restricted Subsidiary, to each other equity holder of such Restricted Subsidiary on a pro rata basis as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors of the Parent);

(4) the sale, lease or other disposition of equipment, inventory, accounts receivable or other properties or assets in the ordinary course of business;

(5) dispositions of equipment or assets that, in the Parent’s reasonable judgment, are worn-out, obsolete or otherwise no longer used or useful in the business of the Parent’s or its Restricted Subsidiaries;

(6) the sale or other disposition of cash or Cash Equivalents or other financial instruments in the ordinary course of business;

(7) a Restricted Payment that does not violate the covenant described above under the caption “— Certain Covenants — Restricted Payments” or a Permitted Investment;

(8) the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption “— Certain Covenants — Liens;”

(9) dispositions in connection with Permitted Liens;

(10) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(11) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(12) an Asset Swap;

(13) any disposition of assets resulting from an expropriation, involuntary taking or similar action by any government or the claims related thereto (including any receipt of proceeds related thereto or the subsequent sale or other disposition of any non-cash consideration received therefrom);

(14) dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the Joint Venture parties set forth in, Joint Venture agreements or any similar binding arrangements;

(15) dispositions of accounts receivable and notes receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice or in bankruptcy or similar proceedings (and exclusive of factoring or similar arrangements), and dispositions of Investments received in satisfaction or partial satisfaction of accounts receivable and notes receivable from financially troubled account debtors to the extent reasonably necessary or advisable in order to prevent or limit loss;

(16) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business and the exercise of termination rights with respect to any lease, sub-lease, license or sublicense or other agreement;

(17) the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business or consistent with past practice, or the conversion or exchange of accounts receivable for notes receivable;

(18) any disposition of Equity Interests, Indebtedness or other securities of an Unrestricted Subsidiary;

(19) the unwinding or termination of any Hedging Contracts; and

(20) dispositions of property subject to or resulting from casualty losses and condemnation or similar proceedings (including dispositions in lieu thereof).

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in a Permitted Business between the Parent or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales” as if the Asset Swap were an Asset Sale.

“Attributable Debt ” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means, with respect to any Person, the board of directors, managers or trustees or other governing body of such Person (or, if such Person is a partnership or limited liability company that does not have such a governing body, the board of directors, managers or trustees or other governing body of any direct or indirect general partner of such partnership or of any direct or indirect managing member or other managing Person of such limited liability company) or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas, New York, New York or another place of payment are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, excluding liabilities resulting from a change in GAAP subsequent to the Issue Date, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by (i) the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) or (ii) any foreign country whose sovereign debt has a rating of at least “A3” from Moody’s and at least “A-” from S&P or any agency or instrumentality of such foreign country (provided that the full faith and credit of such foreign country is pledged in support of those securities), in each case having maturities of not more than two years from the date of acquisition;

(2) certificates of deposit, demand deposits, eurodollar time deposits or bankers’ acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case, with any commercial bank having capital and surplus in excess of $100.0 million (or the equivalent thereof in any other currency or currency unit);

(3) marketable general obligations issued by any state, province, commonwealth or territory of the United States of America or any foreign country or any political subdivision, taxing authority or public instrumentality thereof maturing within two years from the date of creation or acquisition thereof and, at the time of acquisition having one of the two highest ratings obtainable from Moody’s or S&P, or carrying an equivalent rating by a nationally recognized rating agency, if both Moody’s and S&P cease publishing ratings;

(4) marketable general obligations issued by any foreign government or any political subdivision, taxing authority or public instrumentality thereof maturing within two years from the date of creation or acquisition thereof and, at the time of acquisition having one of the two highest ratings obtainable from Moody’s or S&P, or carrying an equivalent rating by a nationally recognized rating agency, if both Moody’s and S&P cease publishing ratings;

(5) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (1) and (2) above entered into with any commercial bank meeting the qualifications specified in clause (2) above;

(6) commercial paper and variable or fixed rate notes (i) having one of the two highest ratings obtainable from Moody’s or S&P, or carrying an equivalent rating by a nationally recognized rating agency, if both Moody’s and S&P cease publishing ratings, and in each case maturing within one year after the date of acquisition or (ii) issued by a commercial bank meeting the qualifications specified in clause (2) above;

(7) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank meeting the qualifications specified in clause (2) above;

(8) marketable short-term money market and similar securities maturing within 24 months after the date of creation or acquisition thereof and having a rating of at least “A-2” or “P-2” from either Moody’s or S&P, respectively, or carrying an equivalent rating by a nationally recognized rating agency, if both Moody’s and S&P cease publishing ratings;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the three highest ratings categories by Moody’s or S&P, or carrying an equivalent rating by a nationally recognized rating agency, if both Moody’s and S&P cease publishing ratings;

(10) with respect to any Foreign Subsidiary: (i) certificates of deposit of, bankers’ acceptance of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, and whose short-term commercial paper rating from Moody’s is at least “P-2” or the equivalent thereof or from S&P is at least “A-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than one year from the date of acquisition and (ii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(11) Indebtedness or preferred securities with maturities of 24 months or less from the date of acquisition issued by Persons with a rating of “Baa3” or higher from Moody’s or “BBB-” or higher from S&P, or carrying an equivalent rating by a nationally recognized rating agency, if both Moody’s and S&P cease publishing ratings;

(12) bills of exchange issued in the United States or any foreign country eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(13) investments in money market funds access to which is provided as part of “sweep” accounts maintained with any commercial bank meeting the qualifications specified in clause (2) above;

(14) investments in industrial development revenue bonds that (i) “re-set” interest rates not less frequently than quarterly, (ii) are entitled to the benefit of a remarketing arrangement with an established broker dealer and (iii) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by any commercial bank meeting the qualifications specified in clause (2) above;

(15) investments in pooled funds or investment accounts consisting of investments in the nature described in the foregoing clause (14);

(16) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (2) above; and

(17) interests in any investment company, money market, enhanced high yield fund or other investment fund 90% or more of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (15) of this definition.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (8) and clauses (10) through (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph. For the avoidance of doubt, any items identified as Cash Equivalents under this definition (other than clause (15) above) will be deemed to be Cash Equivalents for all purposes under the Indenture regardless of the treatment of such items under GAAP.

“Cash Management Obligations” means, with respect to any Person, obligations of such Person in relation to (1) treasury, depository or cash management services, arrangements or agreements (including, without limitation, credit, debt or other purchase card programs and intercompany cash management services) or any automated clearinghouse (“ACH”) transfers of funds (including reimbursement and indemnification obligations with respect to letters of credit or similar instruments), and (2) netting services, overdraft protections, controlled disbursement, ACH transactions, return items, interstate deposit network services, supplier services, cash pooling and operational foreign exchange management, Society for Worldwide Interbank Financial Telecommunication transfers and similar programs).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries of the Parent) of the Parent and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Parent or the Company, other than as part of a transaction that is permitted by the covenant described under “— Certain Covenants — Merger, Consolidation or Sale of Assets;”

(3) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent, measured by voting power rather than number of shares; provided that the consummation of any transaction resulting in such “person” Beneficially Owning more than 50% of total voting power of the Voting Stock of the Parent shall not be deemed to be a Change of Control if (a) the Parent becomes a Wholly Owned Subsidiary of a holding company with no other material assets or operations, and (b) immediately following such transaction, the holders who were Beneficial Owners of the Parent immediately prior to such transaction Beneficially own, directly or indirectly, through one or more intermediaries, 50% or more of the total voting power of the Voting Stock of such holding company; or

(4) the Parent ceases to own, directly or indirectly, more than 50% of the total voting power of the Voting Stock of the Company.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus the following:

(1) all tax expense of such Person and its Restricted Subsidiaries for such period, to the extent that such expense was deducted in computing such Consolidated Net Income;

(2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and including the effect of all payments made or received pursuant to interest rate Hedging Contracts, to the extent that any such expense was deducted in computing such Consolidated Net Income;

(3) depreciation and amortization expense (including amortization of intangibles) and other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, to the extent that any such expense or item was deducted in computing such Consolidated Net Income;

(4) non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income;

(5) the amount of any minority interest expense deducted in calculating Consolidated Net Income; plus

(6) all dividends or other distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person from any Person that is not a Restricted Subsidiary of the specified Person or that is accounted for by the equity method of accounting (excluding any net income of such Person that is included in such Consolidated Net Income).

“Consolidated Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of preferred stock dividends, provided that:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (i) any Asset Sale; (ii) the disposition of any securities by such Person or its Restricted Subsidiaries (other than pursuant to item (13) of the items not deemed to be Asset Sales in the definition of Asset Sale); or (iii) the extinguishment of any Indebtedness of such Person or its Restricted Subsidiaries will be excluded;

(2) any extraordinary, non-recurring or unusual (as determined in good faith by such Person) gain (or loss) or income (or expense) (including, without duplication, Transaction Costs), together with any related provision for taxes on such gain (or loss) or income (or expense) will be excluded;

(3) the net income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (except as has been obtained or is customarily obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members; provided that upon the removal of such restriction, the aggregate net income of such Restricted Subsidiary previously excluded within the immediately preceding four fiscal quarters shall be added to the net income of such Person and its Restricted Subsidiaries for the same quarters;

(4) the cumulative effect of a change in accounting principles will be excluded;

(5) any impairment losses will be excluded;

(6) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards will be excluded;

(7) unrealized mark to market losses and gains under Hedging Contracts included in the determination of Consolidated Net Income, including those resulting from the application of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic No. 815, Derivatives and Hedging, will be excluded; and

(8) any charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting (i) all current liabilities of Indebtedness incurred under Credit Facilities as reflected in such balance sheet and (ii) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of October 5, 2016, as amended, by and among the Parent, the Company, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other agents and lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as may be further amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement), commercial paper facilities, asset-backed securitization facilities or capital markets financings, in each case with banks or other institutional lenders or institutional or other investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), including letters of credit or capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing with any capital markets transaction) in whole or in part from time to time.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event (other than a Reporting Default) that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $5.0 million.

“Designated Non-Cash Consideration” means the fair market value of non-Cash Consideration received by the Parent or a Restricted Subsidiary of the Parent in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation and executed by the chief financial officer and one other officer of the Parent, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature; provided, however, that only the portion of Capital Stock which is so convertible or exchangeable, or so matures or is mandatorily redeemable, or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer of such Capital Stock to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer of such Capital Stock may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments. “

“Domestic Subsidiary” means any Restricted Subsidiary of the Parent that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Employee Matters Agreement” means the Employee Matters Agreement, dated as of November 3, 2015, between the Parent and Archrock.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock of the Parent (other than Disqualified Stock) made for cash on a primary basis by the Parent after the Issue Date.

“Exchange Notes” means the notes issued in an Exchange Offer pursuant to the Indenture.

“Exchange Offer” has the meaning set forth for such term in the applicable Registration Rights Agreement.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement and intercompany Indebtedness) in existence on the Issue Date, until such amounts are repaid.

The term “fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Parent in the case of amounts of $75.0 million or more and otherwise by an officer of the Parent.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred securities subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred securities, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any interest Hedging Contract applicable to such Indebtedness). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as such Person may designate.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer or treasurer of such Person (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter period; and

(6) interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and including the effect of all payments made or received pursuant to interest rate Hedging Contracts, but excluding any unrealized mark to market losses and gains under Hedging Contracts (including those resulting from the application of the FASB ASC Topic No. 815); plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4) the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or on any series of preferred securities of its Restricted Subsidiaries, other than dividends payable solely in Equity Interests of the payor (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and determined in accordance with GAAP.

“Foreign Credit Facilities” means one or more debt facilities (including, without limitation, any credit agreement), commercial paper facilities, asset-backed securitization facilities or capital markets financings of a Foreign Subsidiary that derives substantially all of its income from jurisdictions other than the United States of America, in each case with banks or other institutional lenders or institutional or other investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), including letters of credit or capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing with any capital markets transaction) in whole or in part from time to time.

“Foreign Subsidiary” means any Restricted Subsidiary of the Parent that is not a Domestic Subsidiary, and any Restricted Subsidiary of any Foreign Subsidiary, whether or not such Restricted Subsidiary is a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time. All ratios and terms contained in the Indenture that are based on or refer to GAAP shall be calculated and interpreted in accordance with GAAP, provided, however, that if, at any time after the Issue Date, a change in generally accepted accounting principles relating to revenue recognition or lease accounting is adopted by the Parent or otherwise becomes effective with respect to the Parent, and such change causes or would cause (as determined in good faith by the Parent) a change (an ‘‘Accounting Change’’) in the method of calculation or in the interpretation of any such ratio or term, then the Parent may elect, as evidenced by a written notice of the Parent to the Trustee, that all such ratios and terms shall be calculated and interpreted as if such Accounting Change had not occurred, which election shall be irrevocable. Notwithstanding the foregoing, any such election shall not apply to any financial information or report required to be filed or furnished under the covenant described under “— Certain Covenants — Reports.”

The term “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets, acting as co-obligor or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, provided that any agreement by the Parent or any of its Restricted Subsidiaries to repurchase equipment at a price not greater than its fair market value shall not be deemed a guarantee of Indebtedness. When used as a verb, “guarantee” has a correlative meaning.

“Guarantee” means any guarantee of the Issuer’s Obligations under the Indenture and of the notes.

“Guarantors” means each of:

(1) the Parent and its successors and assigns; provided that, upon release or discharge of the Parent or such successor or assign from its guarantee of the notes, the Parent or such successor or assign shall cease to be a Guarantor; and

(2) the Subsidiary Guarantors.

“Hedging Contracts” means, with respect to any specified Person:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred;

(3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(4) other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates;

and in each case are entered into only in the normal course of business and not for speculative purposes.

“Holder” means a Person in whose name a note is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) in respect of all outstanding letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under letters of credit issued for the account of such Person;

(4) in respect of bankers’ acceptances issued for the account of such Person;

(5) representing Capital Lease Obligations or representing Attributable Debt in respect of a sale and leaseback not involving a Capital Lease Obligation;

(6) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(7) representing any obligations under Hedging Contracts,

if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (i) all Indebtedness of other Persons of the type referred to in the foregoing clauses (1) through (7) secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), the amount of such Indebtedness of such referent Person being deemed to be the lesser of the fair market value of such asset and the amount of the Indebtedness of such other Person so secured and (ii) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. For the avoidance of doubt, the term “Indebtedness” excludes (i) any obligation in respect of taxes, assessments or other similar governmental charges or claims, (ii) any obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by the specified Person in connection with the acquisition or disposition of assets, (iii) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, (iv) obligations owed to banks and other financial institutions incurred in the ordinary course of business in connection with Cash Management Obligations and other ordinary banking arrangements to provide treasury services or to manage cash balances, (v) any commitment to make loans, advances or other Investments, or to purchase Investments, Persons or other securities or assets, and (vi) obligations of the Company to AROC Corp. pursuant to Sections 9.7 and 9.8 of the Separation and Distribution Agreement as in effect on the Issue Date. The term “Indebtedness” also excludes any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date;

(3) in the case of any Capital Lease Obligations, the amount determined in accordance with the definition thereof;

(4) in the case of contingent obligations (other than those specified in clauses (1) and (2) of this paragraph), the maximum liability at such date of such Person; and

(5) the principal amount of the Indebtedness, in the case of any other Indebtedness.

For purposes of determining the amount of Indebtedness under any covenants, definitions or other provisions of the Indenture, guarantees of, and obligations in respect of letters of credit, bankers’ acceptances and other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included and the incurrence or creation of any such guarantees, obligations or Liens shall not be deemed to be the incurrence of Indebtedness.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or if Moody’s or Standard & Poor’s ceases to rate the notes for reasons outside of the Parent’s control, the equivalent investment grade rating from any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (i) loans and advances (including payroll, commission, travel, relocation costs and similar advances) to officers, directors (or persons holding similar positions) and employees made in the ordinary course of business and (ii) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of

Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of. The acquisition by the Parent or any Restricted Subsidiary of the Parent of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Parent or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Parent in which the Parent or any of its Restricted Subsidiaries makes any Investment.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale;

(2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale; and

(4) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Parent or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Parent or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Parent nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), except for Customary Recourse Exceptions and Liens of the type described in clause (9) of the definition of “Permitted Liens,” (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary of the Parent) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Parent or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity.

For purposes of determining compliance with the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” above, in the event that any Non-Recourse Debt of any of the Parent’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Parent.

“Non-Recourse Foreign Debt” means Indebtedness of any Foreign Subsidiary as to which neither the Parent nor any Domestic Subsidiary (a) provides credit support of any kind (including any guarantee, undertaking, agreement or instrument that would constitute Indebtedness), other than Liens of the type described in clause (9) of the definition of “Permitted Liens,” (b) is directly or indirectly liable as a guarantor or otherwise or (c) is the lender.

“Obligations ” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Permitted Acquisition Indebtedness” means (i) Indebtedness or preferred securities of the Parent or any of its Restricted Subsidiaries to the extent such Indebtedness or preferred securities were Indebtedness or preferred securities of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Parent, (b) such Person was merged or consolidated with or into the Parent or any of its Restricted Subsidiaries or (c) properties or assets of such Person were acquired by the Parent or any of its Restricted Subsidiaries and such Indebtedness was assumed in connection therewith and (ii) Indebtedness incurred by the Parent or any of its Restricted Subsidiaries, in each case, (a) to provide all or any portion of the funds utilized to consummate the transaction pursuant to which such Person became a Restricted Subsidiary of the Parent or was merged or consolidated with or into the Parent or a Restricted Subsidiary of the Parent or (b) otherwise in connection with, or in contemplation of, such acquisition, provided that on the date such Person became a Restricted Subsidiary of the Parent or the date such Person was merged or consolidated with or into the Parent or any of its Restricted Subsidiaries, or on the date of such property or asset acquisition, as applicable, either

(1) immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Parent or such Restricted Subsidiary, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(2) immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Parent would be equal to or greater than the Fixed Charge Coverage Ratio of the Parent immediately prior to such transaction.

“Permitted Business” means each business in which the Parent or any of its Restricted Subsidiaries is engaged on the Issue Date and any other business that is related or ancillary thereto and reasonable extensions thereof and any hydrocarbon, energy, power, chemical, water or industrial related gathering, processing, treating, manufacturing, refurbishing, packaging, servicing, operating, maintenance, procurement, construction, transportation or production businesses.

“Permitted Business Investments” means Investments by the Parent or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Parent or in any Joint Venture, provided that:

(1) at the time of such Investment and immediately after giving effect to such Investment, the Parent could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” above;

(2) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Parent or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Parent or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including any “claw-back,” “make-well” or “keep-well” arrangement) could, at the time such Investment is made, be incurred at that time by the Parent and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of any Permitted Business.

“Permitted Investments” means:

(1) any Investment in the Parent (including through purchases of, or other investments in, the notes) or in a Restricted Subsidiary of the Parent;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Parent; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent, and, in each case, any Investment held by any such Person at the time such Person becomes a Restricted Subsidiary of the Parent or at the time of such merger, consolidation, amalgamation, transfer, conveyance or liquidation;

(4) any Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with the covenant described under “— Certain Covenants — Repurchase at the Option of Holders — Asset Sales,” including Asset Swaps, or (ii) a disposition of assets not constituting an Asset Sale;

(5) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent;

(6) any Investments received (a) in compromise, settlement or resolution of, or upon satisfaction of judgments with respect to, (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, insolvency, workout or recapitalization of any trade creditor or customer, or (ii) litigation, arbitration or other disputes; (b) as a result of a foreclosure or other transfer of title by the Parent or any of its Restricted Subsidiaries with respect to any secured Investment in default; or (c) in exchange for any other Investment or accounts receivable held by the Parent or any of its Restricted Subsidiaries;

(7) (i) guarantees of Indebtedness not prohibited by the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements entered into in the ordinary course of business and (ii) performance guarantees with respect to obligations that are not prohibited by the provisions of the Indenture;

(8) any Investment in prepaid expenses, negotiable instruments held for collection and lease, utility, worker’s compensation, performance and other similar deposits made in the ordinary course of business;

(9) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent or other acquisitions to the extent not otherwise prohibited by the provisions of the Indenture;

(10) any Investment existing on, or made pursuant to agreements or obligations of the Parent and any of its Restricted Subsidiaries in effect on, the Issue Date, and any renewals or replacements thereof on terms and conditions not materially less favorable to the Parent or such Restricted Subsidiary, as the case may be, than the terms of the Investment being renewed or replaced;

(11) any Investment consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(12) Hedging Contracts;

(13) Permitted Business Investments;

(14) payments by the Company pursuant to its obligations under Sections 9.7 and 9.8 of the Separation and Distribution Agreement as in effect on the Issue Date; and

(15) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding, do not exceed the greater of (i) $65.0 million and (ii) 5.0% of the Parent’s Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary of the Parent at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of this definition and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(1) any Lien securing Indebtedness under the Credit Agreement or any other Credit Facilities incurred pursuant to clause (1) of the definition of “Permitted Debt;”

(2) Liens in favor of the Issuers or any of the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Parent or any Restricted Subsidiary of the Parent, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets (other than replacements thereof, improvements, additions and accessions thereto and proceeds thereof and any receivables, contract rights or intangibles related thereto) other than those of the Person merged into or consolidated with the Parent or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by the Parent or any Restricted Subsidiary of the Parent, provided that such Liens were in existence prior to the contemplation of such acquisition and relate solely to such property and replacements thereof, improvements, additions and accessions thereto and proceeds thereof and any receivables, contract rights or intangibles related thereto;

(5) any interest or title of a lessor to the property subject to a Capital Lease Obligation;

(6) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided that:

(a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b) such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Parent or any of its Restricted Subsidiaries other than such assets or property and replacements thereof, improvements, additions and accessions thereto and proceeds thereof and any receivables, contract rights or intangibles related thereto;

(7) Liens existing on the Issue Date;

(8) Liens to secure the performance of tenders, bids, statutory obligations, regulatory obligations, surety, customs, advance payment, appeal or similar bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature incurred in the ordinary course of business, including guarantees and obligations of the Parent or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(9) Liens on and pledges of the Equity Interests of (a) any Unrestricted Subsidiary or any Joint Venture owned by the Parent or any Restricted Subsidiary of the Parent to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture or (b) any Foreign Subsidiary owned by the Parent or any Domestic Subsidiary to the extent securing Non-Recourse Foreign Debt or other Indebtedness of such Foreign Subsidiary;

(10) Liens on pipelines or pipeline facilities that arise by operation of law;

(11) Liens arising under joint venture agreements, partnership agreements and other agreements arising in the ordinary course of business of the Parent and its Restricted Subsidiaries that are customary in any Permitted Business;

(12) customary Liens on cash or cash equivalents held by a trustee for fees, costs and expenses of such trustee pursuant to an indenture;

(13) Liens pursuant to merger agreements, stock purchase agreements, asset sale agreement and similar agreements on earnest money deposits, good faith deposits, purchase price adjustment escrows and similar deposits and escrow arrangements made or established thereunder;

(14) Liens upon specific items of inventory, receivables or other goods or proceeds of the Parent or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”

(15) Liens securing Obligations of the Issuers or any Guarantor under the notes or the guarantees, as the case may be;

(16) Liens securing any Indebtedness equally and ratably with all Obligations due under the notes or any guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to the covenant described above under “— Certain Covenants — Liens;”

(17) Liens to secure performance of Hedging Contracts of the Parent or any of its Restricted Subsidiaries;

(18) Liens securing (i) any defeasance trust provided that such Liens do not extend to or cover any assets or property that is not part of such defeasance trust or (ii) any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(19) other Liens incurred by the Parent or any Restricted Subsidiary of the Parent, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (19) does not exceed the greater of (i) $65.0 million and (ii) 5.0% of the Parent’s Consolidated Net Tangible Assets;

(20) Liens incurred on assets of Foreign Subsidiaries under Foreign Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (20) does not exceed 10.0% of the Parent’s Consolidated Net Tangible Assets; and

(21) any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (20) above, provided that (i) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (ii) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness), provided that:

(1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the guarantees on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is not incurred by a Restricted Subsidiary of the Parent (other than an Issuer or a Subsidiary Guarantor) if an Issuer or any Guarantor is the issuer or other primary obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to the covenant “Incurrence of Indebtedness and Issuance of Preferred Stock” shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rating Agency” means each of Standard & Poor’s and Moody’s, or if Standard & Poor’s or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Parent (as certified by a Board Resolution of the Board of Directors of the Parent) which shall be substituted for Standard & Poor’s or Moody’s, or both, as the case may be.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of April 4, 2017 among the Issuers, the Guarantors party thereto from time to time, and the initial purchasers and any subsequent registration rights agreements among the Issuers, the Guarantors party thereto from time to time, and the other parties thereto relating to any notes, in each case as the same may be amended or supplemented from time to time.

“Reporting Default” means any event that with the passage of time and the giving of notice would be an Event of Default described in clause (3) under the heading “— Events of Default and Remedies.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any direct or indirect Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC, or any successor to the ratings agency business thereof.

“Senior Debt” means

(1) all Indebtedness of the Parent or any of its Restricted Subsidiaries outstanding under the Credit Agreement and all obligations under Hedging Contracts with respect thereto;

(2) any other Indebtedness of the Parent or any of its Restricted Subsidiaries permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(a) any intercompany Indebtedness of the Parent or any of its Restricted Subsidiaries to the Parent or any of its Affiliates; or

(b) any Indebtedness that is incurred in violation of the Indenture.

For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Parent or any of its Restricted Subsidiaries.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement, dated as of November 3, 2015, by and among the Parent, Exterran General Holdings LLC, EESLP, EESLP LP LLC, Archrock, AROC Corp., AROC Services GP LLC, AROC Services LP LLC and Archrock Services, L.P., as amended by the First Amendment thereto, dated as of December 15, 2015.

“Separation Documents” means, the Separation and Distribution Agreement, the Transition Services Agreement, the Employee Matters Agreement and the Tax Matters Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (whether general or limited) or limited liability company (i) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (ii) if there is more than a single general partner or member, either (a) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (b) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively;

provided that, notwithstanding the provisions in clauses (1) and (2), any corporation, association, partnership, limited liability company or other business entity that (i) is formed in a jurisdiction other than under the laws of the United States or any state of the United States or the District of Columbia, (ii) has more than 50% of its consolidated assets located outside the United States or any territory thereof, (iii) is controlled by such Person or any Restricted Subsidiary of such Person through contractual rights or otherwise and (iv) consolidates its financial results with such Person or a Restricted Subsidiary of such Person in accordance with GAAP, will be deemed to be a Subsidiary of such Person.

“Subsidiary Guarantor” means each of the Restricted Subsidiaries of the Parent that becomes a Subsidiary Guarantor in accordance with the provisions of the Indenture; and their respective successors and assigns, provided that, upon release or discharge of any such Restricted Subsidiary from its guarantee of the notes, such Restricted Subsidiary shall cease to be a Subsidiary Guarantor.

“Tax Matters Agreement” means the Tax Matters Agreement, dated as of November 3, 2015, between the Parent and Archrock.

“Transaction Costs” means any legal, professional and advisory fees or other transaction costs and expenses paid (whether or not incurred) by the Parent or any Restricted Subsidiary of the Parent in connection with (i) any acquisitions by the Parent or any Restricted Subsidiary of the Parent, (ii) any incurrence of Indebtedness or Disqualified Stock by the Parent or any Restricted Subsidiary of the Parent or any refinancing thereof, or any issuance of other equity securities or (iii) any reorganization, restructuring or recapitalization of the capital structure of the Parent or the Company or Subsidiaries thereof, in each case permitted under the Indenture.

“Transition Services Agreement” means the Transition Services Agreement, dated as of November 3, 2015, between the Parent and Archrock.

“Unrestricted Subsidiary” means any Subsidiary of the Parent (other than an Issuer) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary of the Parent pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Parent or any of its Restricted Subsidiaries;

(2) except as permitted under the covenant described above under the caption “Certain Covenants — Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;

(3) is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” the Parent will be in default of such covenant.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all the outstanding Voting Stock of such Subsidiary (other than directors’ qualifying shares and other than an immaterial amount of Voting Stock required to be owned by other Persons pursuant to applicable law or regulation) is owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

Except as set forth below or in the “Description of Notes,” the new notes will be issued in registered, global form (the “Global Notes”) in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this exchange offer.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream, Luxembourg), which may change from time to time.

The notes may be presented for registration of transfer and exchange at the corporate trust office of the trustee.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Neither we, the trustee, nor the paying agent take any responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

•	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream, Luxembourg) that are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee, the paying agent nor any agent of ours or the trustee has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be our responsibility or the responsibility of DTC or the trustee. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only participants in Euroclear and Clearstream, Luxembourg, interests in the Global Notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any paying agent nor the initial purchasers nor any of our or their agents will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in registered form if:

•	DTC (1) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary; or

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of the notes in certificated form (provided that under current industry practices, DTC would notify Participants of our determination, but would only withdraw beneficial interests from a Global Note at the request of Participants); or

•	there has occurred and is continuing a default or an event of default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Certificate Notes.

Same Day Settlement and Payment

We will make payments in respect of the new notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The new notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such new notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time-zone differences, credits of interests in the Global Notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such Global Notes settled during such processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the Global Notes by or through a Clearstream, Luxembourg participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

The following discussion is a summary of material U.S. Federal income tax consequences of the exchange offer to holders of original notes. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. Federal income tax consequences that may be applicable to particular holders, including, among others, dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that acquired original notes at original issue for cash and holds such original notes as a capital asset within the meaning of Section 1221 of the Code.

The exchange of original notes for new notes in the exchange offer will not constitute a taxable event to holders for U.S. Federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of a new note, the holder’s holding period for the new note will include the holder’s holding period for the original note exchanged therefor, and the holder’s basis in the new note will be the same as the holder’s basis in the original note immediately before the exchange.

Persons considering the exchange of original notes for new notes should consult their own tax advisors concerning the U.S. Federal income tax consequences to them in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

If you wish to exchange your original notes in the exchange offer, you will be required to make representations to us as described in “The Exchange Offer — Exchange Offer Procedures” in this prospectus and in the letter of transmittal. In addition, each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Further, any broker-dealer who holds original notes acquired for its own account as a result of market-making activities or other trading activities, and who receives new notes in the exchange offer, may also be an “underwriter” within the meaning of the Securities Act and is required to deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

A broker-dealer that acquired original notes directly from us cannot exchange the original notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the original notes, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the original notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF THE SECURITIES

The validity of the new notes and the guarantees offered in this prospectus will be passed upon for us by King & Spalding LLP, Atlanta, Georgia.

EXPERTS

The consolidated and combined financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K dated March 12, 2018 and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated and combined financial statements and financial statement schedule and includes an emphasis of a matter paragraph relating to the preparation of the consolidated and combined financial statements of the Company from the historical accounting records maintained by Archrock Inc. and its subsidiaries and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated and combined financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-4, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

In addition, our common stock is traded as “EXTN” on the New York Stock Exchange. Because our common stock is listed on the New York Stock Exchange, reports and other information concerning us can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” selected documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	Annual Report on Form 10-K for the year ended December 31, 2017, except for Part II. Item 8 and Part IV. Item 15, which are superseded by our Current Report on Form 8-K filed on March 12, 2018; and

•	Current Reports on Form 8-K filed January 10, 2018 and March 12, 2018.

Any other portions of these documents are not incorporated by reference and, therefore, should not be relied upon. All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made by this prospectus are to be incorporated herein by reference (other than, in each case, information that is deemed not to be filed in accordance with SEC rules). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to:

Exterran Corporation

Attn: Corporate Secretary

4444 Brittmoore Road

Houston, Texas 77041

(281) 836-7000

In order to obtain timely delivery, security holders must request the information no later than five business days before                     , 2018, the expiration date of the exchange offer.

PROSPECTUS

Exterran Energy Solutions, L.P.

EES Finance Corp.

Offer to Exchange

8.125% Senior Notes due 2025

and the guarantees thereof,

which have been registered under the Securities Act of 1933,

for any and all outstanding

8.125% Senior Notes due 2025,

and the guarantees thereof,

which have not been registered under the Securities Act of 1933

                    , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Indemnification of the Directors and Officers of Exterran Corporation and EES Finance Corp.

Exterran Corporation and EES Finance Corp. are corporations organized under the laws of the State of Delaware.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The certificates of incorporation of Exterran Corporation and EES Finance Corp. provide that no director shall be personally liable to the corporation or its stockholders for violations of the director’s fiduciary duties, except to the extent that a director’s liability may not be limited under Section 102(b)(7) of the DGCL.

Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

The bylaws of Exterran Corporation and EES Finance Corp. each provide for indemnification of their respective directors and officers to the fullest extent permitted by applicable law.

Exterran Corporation has also entered into agreements with each of its directors and officers that contain provisions that may in some respects be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require Exterran Corporation, among other things, to indemnify directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, as applicable, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL. Consistent with the DGCL, Exterran Corporation has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

Indemnification of the General Partner of Exterran Energy Solutions, L.P.

Exterran Energy Solutions, L.P. is a limited partnership organized under the laws of the State of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (“DE RULPA”) provides that, subject to any standards and restrictions contained in its partnership agreement, a limited partnership has the power to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. However, Section 17-1101 of DE RULPA prohibits a partnership from limiting or eliminating liability of any partner or other person for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

Consistent with these provisions, the amended and restated agreement of limited partnership of Exterran Energy Solutions, L.P. provides that Exterran Energy Solutions, L.P. will indemnify the each general partner and limited partner, and each of their equity holders, members, directors, officers, employees, agents and affiliates against any claims or liaiblities (including legal fees and other expenses reasonably incurred) arising out of or in connection with the activities of Exterran Energy Solutions, L.P. or any action taken or omitted to be taken by or on behalf of Exterran Energy Solutions, L.P., other than (i) actions resulting or arising from, or relating to, the gross negligence, willful misconduct or bad faith of any such indemnified person, or a knowing and material violation of the terms fo the amended and restated agreement of limited partnership, (ii) matters where indemnity is prohibited under federal securities laws, DE RULPA or any other applicable law, or (iii) as to any such indemnified person’s share of any losses or expenses of Exterran Energy Solutions, L.P.

Item 21. Exhibits.

Exhibit No.	Description

3.1.1	Amended and Restated Certificate of Incorporation of Exterran Corporation, incorporated by reference to Exhibit 3.1 to Exterran Corporation’s Current Report on Form 8-K filed on November 5, 2015.

3.1.2	Amended and Restated Bylaws of Exterran Corporation, incorporated by reference to Exhibit 3.1 to Exterran Corporation’s Current Report on Form 8-K filed on January 10, 2018.

3.2.1	Certificate of Limited Partnership of Exterran Energy Solutions, L.P., as amended.

3.2.2	Limited Partnership Agreement of Exterran Energy Solutions, L.P., as amended.

3.3.1	Certificate of Incorporation of EES Finance Corp.

3.3.2	Bylaws of EES Finance Corp.

4.1	Indenture, dated as of April 4, 2017, by and among Exterran Energy Solutions, L.P., EES Finance Corp., Exterran Corporation, as parent, the subsidiary guarantors party thereto from time to time, and Wells Fargo Bank, National Association, as trustee, incorporated herein by reference to Exhibit 4.1 of Exterran Corporation’s Current Report on Form 8-K filed on April 4, 2017.

4.2	Form of 8.125% Senior Notes due 2025 (included in Exhibit 4.1 hereto).

4.3	Registration Rights Agreement, effective as of April 4, 2017, by and among Exterran Energy Solutions, L.P., EES Finance Corp., Exterran Corporation and Wells Fargo Securities, LLC, as representative of the several initial purchasers, incorporated herein by reference to Exhibit 4.3 of Exterran Corporation’s Current Report on Form 8-K filed on April 4, 2017

5.1	Opinion of King & Spalding LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature pages hereto).

25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee with respect to the 8.125% Senior Notes due 2025.

99.1	Form of Letter of Transmittal.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually of in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 12, 2018.

Exterran Corporation

By:	/s/ Andrew J. Way
Name: Andrew J. Way
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Andrew J. Way, David A. Barta and Valerie L. Banner his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the March 12, 2018.

Signature	Title

/s/ Andrew J. Way Andrew J. Way	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David A. Barta David A. Barta	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael W. Sanders Michael W. Sanders	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ William M. Goodyear William M. Goodyear	Director

/s/ James C. Gouin James C. Gouin	Director

/s/ John P. Ryan John P. Ryan	Director

Signature	Title

/s/ Christopher T. Seaver Christopher T. Seaver	Director

/s/ Richard R. Stewart Richard R. Stewart	Director

/s/ Mark R. Sotir Mark R. Sotir	Director

/s/ Ieda Gomes Yell Ieda Gomes Yell	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 12, 2018.

Exterran Energy Solutions, L.P.

By:	Exterran General Holdings LLC, its general partner

By:	/s/ Andrew J. Way
Name: Andrew J. Way
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Andrew J. Way, David A. Barta and Valerie L. Banner his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on March 12, 2018.

Signature	Title

/s/ Andrew J. Way Andrew J. Way	President and Chief Executive Officer (Principal Executive Officer)

/s/ David A. Barta David A. Barta	Senior Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)

/s/ Valerie L. Banner Valerie L. Banner	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 12, 2018.

EES Finance Corp.

By:	/s/ Andrew J. Way
Name: Andrew J. Way
Title: President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Andrew J. Way, David A. Barta and Valerie L. Banner his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on March 12, 2018.

Signature	Title

/s/ Andrew J. Way Andrew J. Way	President (Principal Executive Officer)

/s/ David A. Barta David A. Barta	Senior Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Valerie L. Banner Valerie L. Banner	Director